Exhibit 2.1

FINAL

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

SAFENET, INC.,

RAVENS ACQUISITION CORP.

AND

RAINBOW TECHNOLOGIES, INC.

Dated as October 22, 2003

TABLE OF CONTENTS

SECTION 1.	THE MERGER
1.1	MERGER OF MERGER SUB INTO THE COMPANY.
1.2	EFFECT OF THE MERGER.
1.3	CLOSING; EFFECTIVE TIME.
1.4	CERTIFICATE OF INCORPORATION AND BYLAWS.
1.5	CONVERSION OF SHARES IN THE MERGER.
1.6	CLOSING OF THE COMPANY’S TRANSFER BOOKS.
1.7	EXCHANGE OF CERTIFICATES.
1.8	FURTHER ACTION.
1.9	TAX CONSEQUENCES.
SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
2.1	DUE ORGANIZATION; SUBSIDIARIES.
2.2	AUTHORITY; BINDING NATURE OF AGREEMENT.
2.3	CAPITALIZATION, ETC.
2.4	SEC FILINGS; FINANCIAL STATEMENTS.
2.5	ABSENCE OF CHANGES.
2.6	PROPRIETARY ASSETS.
2.7	CONTRACTS.
2.8	LIABILITIES.
2.9	COMPLIANCE WITH LEGAL REQUIREMENTS.
2.10	GOVERNMENTAL AUTHORIZATIONS.
2.11	TAX MATTERS.
2.12	EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.
2.13	ENVIRONMENTAL MATTERS.
2.14	GOVERNMENT CONTRACTS.
2.15	LEGAL PROCEEDINGS; ORDERS.
2.16	VOTE REQUIRED.
2.17	NON-CONTRAVENTION; CONSENTS.
2.18	OPINION OF FINANCIAL ADVISOR.
2.19	FINANCIAL ADVISOR.
2.20	TAKEOVER STATUTES
2.21	INFORMATION TO BE SUPPLIED.
2.22	FOREIGN CORRUPT PRACTICES ACT.

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SECTION 3.	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
3.1	DUE ORGANIZATION; SUBSIDIARIES.
3.2	AUTHORITY; BINDING NATURE OF AGREEMENT.
3.3	CAPITALIZATION, ETC.
3.4	SEC FILINGS; FINANCIAL STATEMENTS.
3.5	ABSENCE OF CHANGES.
3.6	PROPRIETARY ASSETS.
3.7	CONTRACTS.
3.8	LIABILITIES.
3.9	COMPLIANCE WITH LEGAL REQUIREMENTS.
3.10	GOVERNMENTAL AUTHORIZATIONS.
3.11	TAX MATTERS.
3.12	EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS
3.13	ENVIRONMENTAL MATTERS.
3.14	GOVERNMENT CONTRACTS.
3.15	LEGAL PROCEEDINGS; ORDERS.
3.16	VOTE REQUIRED.
3.17	NON-CONTRAVENTION; CONSENTS.
3.18	OPINION OF FINANCIAL ADVISOR.
3.19	FINANCIAL ADVISOR.
3.20	TAKEOVER STATUTES
3.21	INFORMATION TO BE SUPPLIED.
3.22	FOREIGN CORRUPT PRACTICES ACT.
SECTION 4.	CERTAIN COVENANTS OF THE COMPANY AND PARENT
4.1	ACCESS AND INVESTIGATION.
4.2	OPERATION OF BUSINESS.
4.3	NO SOLICITATION BY THE COMPANY.
4.4	NO SOLICITATION BY PARENT.
SECTION 5.	ADDITIONAL COVENANTS OF THE PARTIES
5.1	REGISTRATION STATEMENT AND PROXY STATEMENT FOR STOCKHOLDER APPROVAL.
5.2	COMPANY STOCKHOLDERS’ MEETING AND PARENT STOCKHOLDERS’ MEETING.
5.3	REGULATORY APPROVALS
5.4	STOCK OPTIONS; EMPLOYEE BENEFIT PLANS
5.5	INDEMNIFICATION OF OFFICERS AND DIRECTORS.
5.6	ADDITIONAL AGREEMENTS.

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5.7	PUBLIC DISCLOSURE.
5.8	TAX MATTERS.
5.9	RESIGNATION OF DIRECTORS.
5.10	LISTING.
5.11	TAKEOVER LAWS
5.12	FORM S-8; SECTION 16.
5.13	AFFILIATES.
5.14	LITIGATION.
SECTION 6.	CONDITIONS TO THE MERGER
6.1	CONDITIONS TO EACH PARTY’S OBLIGATION.
6.2	ADDITIONAL CONDITIONS TO PARENT’S AND MERGER SUB’S OBLIGATIONS.
6.3	ADDITIONAL CONDITIONS TO THE COMPANY’S OBLIGATIONS.
SECTION 7.	TERMINATION
7.1	TERMINATION.
7.2	EFFECT OF TERMINATION.
7.3	EXPENSES; TERMINATION FEES.
SECTION 8.	MISCELLANEOUS PROVISIONS
8.1	AMENDMENT.
8.2	WAIVER.
8.3	NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
8.4	ENTIRE AGREEMENT; COUNTERPARTS.
8.5	APPLICABLE LAW; JURISDICTION.
8.6	ATTORNEYS’ FEES.
8.7	ASSIGNABILITY; THIRD PARTY BENEFICIARIES.
8.8	NOTICES.
8.9	SEVERABILITY.
8.10	SPECIFIC PERFORMANCE.
8.11	CONSTRUCTION.

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AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into on October 22, 2003, by and among SAFENET, INC., a Delaware corporation (“Parent”), RAVENS ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and RAINBOW TECHNOLOGIES, INC., a Delaware corporation (the “Company”).  Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger (the “Merger”) of Merger Sub into the Company in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”).  Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent;

WHEREAS, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is in the best interests of the Company and its stockholders, (ii) has approved, adopted and declared advisable this Agreement, (iii) has approved the Merger and the other transactions contemplated by this Agreement and (iv) has determined to recommend that the stockholders of the Company adopt this Agreement (the recommendation referred to in this clause (iv) is referred to in this Agreement as the “Company Recommendation”);

WHEREAS, the Board of Directors of Parent (i) has determined that the Merger is in the best interests of Parent and its stockholders, (ii) has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Parent approve the issuance of Parent Common Stock pursuant to the Merger as contemplated by this Agreement (the recommendation referred in this clause (iii) is referred to in this Agreement as the “Parent Recommendation”);

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company listed on Exhibit B-1 (collectively, the “Company Stockholders”) are entering into Voting Agreements in the form of Exhibit B-2 (the “Company Voting Agreements”) pursuant to which the Company Stockholders have agreed to vote all of their shares of Company Common Stock in favor of the adoption of this Agreement and to take certain other actions in connection with the transactions contemplated hereby; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company to enter into this Agreement, the Company and the stockholders of Parent listed in Exhibit B-3 (the “Parent Stockholders”) are entering into Voting Agreements in the form of Exhibit B-4 (the “Parent Voting Agreements”) pursuant to which such Parent Stockholders have agreed to vote all of their shares of Parent Common Stock in favor of the issuance of Parent Common Stock pursuant to the Merger and to take certain other actions in connection with the transactions contemplated hereby.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.         THE MERGER

1.1          MERGER OF MERGER SUB INTO THE COMPANY.

Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease.  The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”) and will be a wholly owned subsidiary of Parent.

1.2          EFFECT OF THE MERGER.

The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

1.3          CLOSING; EFFECTIVE TIME.

The consummation of the Merger (the “Closing”) shall take place at the offices of Venable LLP, 1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201 at 10:00 a.m. on a date to be designated by Parent (the “Closing Date”), which date shall be no later than the second business day after the conditions set forth in Section 6 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other time as Parent and the Company shall mutually agree.  Subject to the provisions of this Agreement, the certificate of merger in the form attached hereto as Exhibit C (the “Certificate of Merger”), together with such other documents as may be required by the relevant provision of the DGCL, shall be duly executed on behalf of the Company and simultaneously with the Closing delivered to the Secretary of State of the State of Delaware for filing.  The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other date and time as may be mutually agreed upon by Parent and the Company and set forth in the Certificate of Merger (the “Effective Time”).

1.4          CERTIFICATE OF INCORPORATION AND BYLAWS.

Unless otherwise determined by Parent prior to the Effective Time:

(a)           The certificate of incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the certificate of incorporation of the Merger Sub as in effect immediately prior to the Effective Time, except the name of the Surviving Corporation shall be “Rainbow Technologies, Inc.”

(b)           The bylaws of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the bylaws of the Merger Sub as in effect immediately prior to the Effective Time.

(c)           The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

1.5          CONVERSION OF SHARES IN THE MERGER.

(a)           At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, subject to Section 1.5(b), each share of Company Common Stock then issued and outstanding, other than Excluded Shares, if any, shall be converted into 0.374 of a share (the “Exchange Ratio”) of Parent Common Stock (together with any cash in lieu of fractional shares of Parent Common Stock as set forth in Section 1.5(c), the “Merger Consideration”).

(b)           If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, including any such transaction with a record date between the date of this Agreement and the Effective Time, then the Exchange Ratio shall be appropriately adjusted to the extent the record date for any such event is between the date of this Agreement and the Effective Time, so as to provide the holders of Company Common Stock and Parent the same economic effect as contemplated prior to such stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction.

(c)           No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued.  Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock in the Merger (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder’s Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such stockholder is entitled (after aggregating all fractional shares of Parent Common Stock issuable to such holder) by (B) the closing sales price of one (1) share of Parent Common Stock as reported on the Nasdaq National Market (as reported in the Wall Street Journal or, if not reported therein, any other authoritative source) on the trading day immediately preceding the Closing Date.

1.6          CLOSING OF THE COMPANY’S TRANSFER BOOKS.

At the Effective Time: (a) all shares of Company Common Stock (“Shares”) outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time.  No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time.  If, after the Effective Time, a valid certificate previously representing any Shares (a “Company Stock Certificate”) is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in this Section 1.

1.7          EXCHANGE OF CERTIFICATES.

(a)           Prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the “Exchange Agent”).  Within five (5) business days after the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Shares, (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c) (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being referred to as the “Exchange Fund”).

(b)           As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration.  Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefore the Merger Consideration, and (B) the Company Stock Certificate so surrendered shall be immediately canceled.  Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration and any distribution or dividend the record date for which is after the Effective Time.  If any Company Stock Certificate shall have been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificates the Merger Consideration; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(c)           No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7.

(d)           Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date one (1) year after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates to the Exchange Agent in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for the Merger Consideration to which such holder is entitled pursuant hereto.

(e)           Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f)            Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Legal Requirement.

1.8          FURTHER ACTION.

If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.  Parent, Merger Sub and Surviving Corporation also shall take such further actions as may be necessary or desirable to ensure that the Exchange Agent sends out the letters of transmittal to the stockholders of the Company and issues certificates representing Parent Common Stock to such stockholders in accordance with Section 1.7.

1.9          TAX CONSEQUENCES.

For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code.  The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

SECTION 2.                         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in Company SEC Documents or the Disclosure Schedule delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”) and referred to in the section of the Company Disclosure Schedule corresponding to the section(s) of this Section 2 to which such disclosure applies (unless it is reasonably apparent that the disclosure or statement in one section of the Company Disclosure Schedule should apply to one or more sections thereof), the Company hereby represents and warrants to Parent and Merger Sub that:

2.1          DUE ORGANIZATION; SUBSIDIARIES.

The Company is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation, and each of the other Acquired Corporations which is a “significant subsidiary” (as defined in Regulation S-X) of the Company is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation or formation.  Each of the Acquired Corporations has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its material obligations under all Company Material Contracts. Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the Legal

Requirements of all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the Acquired Corporations.  The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter or organizational documents of each of the Acquired Corporations, including all amendments thereto (collectively, the “Company Organization Documents”).  The Company has no Subsidiaries, except for the corporations identified in Schedule 2.1 of the Company Disclosure Schedule.  The Company and each of its Subsidiaries identified in Schedule 2.1 of the Company Disclosure Schedule are collectively referred to herein as the “Acquired Corporations”.  None of the Acquired Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than the Acquired Corporations’ interests in their Subsidiaries identified in Schedule 2.1 of the Company Disclosure Schedule.

2.2          AUTHORITY; BINDING NATURE OF AGREEMENT.

Subject to the receipt of stockholder approval, the Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the approval of stockholders of the Company.  The Company hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by unanimous vote (i)  determined that the Merger is in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement, (iii) approved the Merger and the other transactions contemplated by this Agreement, and (iv) determined to make the Company Recommendation to the stockholders of the Company.

2.3          CAPITALIZATION, ETC.

(a)           The authorized capital stock of the Company consists of 55,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock.  The Company has not authorized any other class of capital stock other than the Company Common Stock and the Company Preferred Stock.  As of October 21, 2003, 26,774,480 shares of Company Common Stock have been issued and are outstanding and no shares of the Company Preferred Stock have been issued and are outstanding. No shares of Company Common Stock are held in the Company’s treasury or held by any of the Company’s Subsidiaries. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.  None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company.  There is no Contract to which the Company is a party and, to the Company’s knowledge, there is no Contract between other Persons, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of, any shares of Company Common Stock other than the Company Voting Agreements.  None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

(b)           As of October 21, 2003: (i) 600,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the 2003 Stock Option Plan, of which options to acquire 120,000 shares of Company Common Stock are outstanding; (ii) 3,500,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the 2001 Nonstatutory Stock

Option Plan, of which options to acquire 2,332,027 shares of Company Common Stock are outstanding; (iii) 1,500,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the 2000 Stock Option Plan, of which options to acquire 1,405,993 shares of Company Common Stock are outstanding; and (iv) 9,100,000 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Restated 1990 Stock Option Plan, of which options to acquire 2,052,605 shares of Company Common Stock are outstanding. Stock options granted by the Company pursuant to the Company Stock Option Plans, as well as any stock options granted by Company outside of the Company Stock Option Plans, are referred to collectively herein as “Company Options.”  Schedule 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of October 21, 2003: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option and the number of such shares that have been exercised; (iv) the current exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (vii) the vesting schedule of such Company Option including any acceleration of vesting upon a change in control of the Company; (viii) the expiration date of the Company Option; and (ix) the period of time following termination of employment during which the Company Option may be exercised if not expired.  The Company has delivered or made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted Company Options, and the forms of all stock option agreements evidencing such options.  There have been no repricings of any Company Options through amendments, cancellation and reissuance or other means during the current or prior two calendar years.  None of the Company Options have been granted in contemplation of the Merger or the transactions contemplated in this Agreement.

(c)           Except as set forth in Section 2.3(a) or Section 2.3(b) above, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) rights agreement, stockholder rights plan (or similar plan commonly referred to as a “poison pill”); or (iv) Contract under which any of the Acquired Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities (“Company Rights Agreements”) (items (i) through (iv) above, collectively, “Company Stock Rights”).

(d)           All outstanding shares of Company Common Stock, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in Contracts applicable to the issuance of Company Common Stock, granting of Company Options and/or the issuance of shares of capital stock of any Company Subsidiary.  All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and, except as required by Legal Requirements applicable to each of the Acquired Corporations which is formed or incorporated under the laws of a foreign jurisdiction, are owned beneficially and of record by the Company, free and clear of any Encumbrances. Schedule 2.3(d) sets forth all entities (other than Subsidiaries) in which any of the Acquired Corporations has any ownership interest and the amount of such interest.

2.4          SEC FILINGS; FINANCIAL STATEMENTS.

(a)           All statements, reports, schedules, forms, exhibits and other documents required to have been filed by the Company with the SEC since January 1, 1998 (the “Company SEC Documents”) have been so filed.  As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The Company SEC Documents include all certifications and statements required of it, if any, by (i) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Exchange Act, and (iii) 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither the Company nor any of its officers has received any notice from the SEC or any other Governmental Body questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

(c)           The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, and the provisions of the Exchange Act and the Securities Act relating thereto, which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to the Company.

(d)           The financial statements (including related notes, if any) contained in the Company SEC Documents (the “Company Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.  For purposes of this Agreement, “Company Balance Sheet” means that consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30, 2003 set forth in the Company’s Quarterly Report on Form 10-Q filed with the SEC and the “Company Balance Sheet Date” means June 30, 2003.

2.5          ABSENCE OF CHANGES.

(a)           Since the Company Balance Sheet Date,

(i)            none of the Acquired Corporations has made any material changes in its pricing polices or payment or credit practices or failed to pay any creditor any material amount owed to such creditor when due or granted any extensions or credit other than in the ordinary course of business consistent with prior practice;

(ii)           none of the Acquired Corporations has terminated or closed any material facility, business or operation;

(iii)          none of the Acquired Corporations has written up or written down any of its material assets; and

(iv)          there has been no material loss, destruction or damage to any item of property of the Acquired Corporations, whether or not insured.

(b)           Since the Company Balance Sheet Date and through the date of this Agreement:

(i)            there has not been any event that has had a Material Adverse Effect on the Acquired Corporations, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

(ii)           each of the Acquired Corporations has operated its respective business in the ordinary course consistent with prior practice;

(iii)          none of the Acquired Corporations has (A) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (B) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (C) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the Company Balance Sheet Date, exceeds $2,000,000, in the aggregate; or (D) made any material Tax election; (E) settled any Legal Proceedings; and (F) entered into or consummated any transactions with any affiliate;

(iv)          none of the Acquired Corporations has (A) sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business consistent with prior practice; (B) mortgaged, pledged or subjected to any Encumbrance any of their respective property, business or assets; (C) entered into or amended any lease of real property (whether as lessor or lessee);  or (D) canceled or compromised any debt or claim other than accounts receivable in the ordinary course of business consistent with prior practice;

(v)           none of the Acquired Corporations has (A) amended or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of any of the Company Employee Plans or any provision of any agreement or Company Stock Option Plan evidencing any outstanding Company Option; (B) caused or permitted any Company Employee Plan to be amended in any material respect; or (C) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or consultants, except as set forth in existing agreements set forth on Schedule 2.7 or 2.12(a) of the Company Disclosure Schedule;

(vi)          there has been no material labor dispute (including any work slowdown, stoppage or strike) involving the Acquired Corporations or any increase in the compensation and/or benefits of any employee which in the aggregate is material to any of the Acquired Corporations;

(vii)         none of the Acquired Corporations has made any change in its methods of accounting or accounting practices;

(viii)        none of the Acquired Corporations has made any loan, advance or capital contributions to, or any other investment in, any Person;

(ix)           none of the Acquired Corporations has terminated or amended, or suffered a termination under any Company Material Contract;

(x)            none of the Acquired Corporations has entered into any contractual obligation to do any of the things referred to elsewhere in this Section 2.5; and

(xi)           there has been no material development in any Legal Proceeding described in a Company SEC Document.

2.6          PROPRIETARY ASSETS.

(a)           Schedule 2.6(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement (i) all U.S. and foreign patents, patent applications, registered trademarks, trademark applications, copyright registrations and copyright applications, Internet domain names, and fictitious name and assumed name registrations owned by any of the Acquired Corporations, (ii) all patent applications that are currently in the name of inventors and for which an Acquired Corporation has the right to receive an assignment, (iii) all computer programs and software applications for which an Acquired Corporation owns the copyright, and (iv) all material third party technology licenses to which an Acquired Corporation is the licensee party and which are set forth on Schedule 2.7(a)(iii) of the Company Disclosure Schedule.  Each Acquired Corporation has good, valid and marketable title to, or has a valid right to use, license or otherwise exploit, all of the material Acquired Corporation Proprietary Assets necessary for the conduct of such Acquired Corporation’s business as presently conducted, free and clear of all Encumbrances.  None of the Acquired Corporations has developed jointly with any other Person any material Acquired Corporation Proprietary Asset with respect to which such other Person has any rights.  Other than Contracts entered into in the ordinary course of business consistent with prior practice that are not, with respect to any individual Contract, material to the Acquired Corporations, there is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered or made available by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset owned or exclusively licensed by any of the Acquired Corporations.

(b)           (i) To the Company’s knowledge, all Acquired Corporation Proprietary Assets owned by any of the Acquired Corporations are valid, enforceable, subsisting and in effect; (ii) to the Company’s knowledge none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed or reduced to practice or which is the subject of a current invention disclosure by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) to the Company’s knowledge, none of the products or services that is or has been designed, created, developed, assembled, performed, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and, to the Company’s knowledge, none of such products or services has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any written notice of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) to the Company’s knowledge, the operation of the business of each Acquired Corporation as it currently is conducted does not and will not when conducted by the Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate or make any unlawful or unauthorized use of any Proprietary Asset of any other Person; and (v) to the Company’s knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.  The Acquired Corporation Proprietary Assets constitute all the material Proprietary Assets necessary to enable each of the Acquired Corporations to conduct its business in the manner in which such business is being conducted.  At the Closing, the Surviving Corporation shall acquire good, valid, and enforceable title, or license (if the applicable Acquired Corporations Proprietary Asset is licensed to an Acquired Corporation) to all material Acquired Corporation Proprietary Assets, free and clear of all Encumbrances and on the same terms and conditions as in effect immediately prior to the Closing.  None of the Acquired Corporations has entered into any covenant not to compete or any Contract limiting its ability to exploit fully any Acquired Corporation Proprietary Assets owned or licensed by such Acquired Corporation or to transact business in any market or geographical area or with any Person.

(c)           Each Acquired Corporation has taken all reasonable steps that are required to protect such Acquired Corporation’s rights in confidential information and trade secrets of the Acquired Corporation or provided by any other person to the Acquired Corporation. Without limiting the foregoing, each Acquired Corporation has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information and confidentiality agreement, substantially in the forms previously made available to Parent and listed on Schedule 2.6(c) of the Company Disclosure Schedule, and all current and former employees, consultants and contractors of such Acquired Corporation have executed such an agreement.

(d)           The Acquired Corporation Proprietary Assets owned by the Acquired Corporations do not contain any shareware, open source code or freeware.  The Company has used commercially reasonable efforts to prohibit the public disclosure of any of its source code.

2.7          CONTRACTS.

(a)           For purposes of this Agreement, each of the following shall be deemed to constitute a “Company Material Contract”, which Company Material Contracts and all amendments thereto, as of the date of this Agreement in each case are listed on Schedule 2.7 of the Company Disclosure Schedule and copies of which have been made been made available to Parent:

(i)            any Acquired Corporation Contract that is required by the rules and regulations of the SEC to be filed as an exhibit to the Company SEC Documents;

(ii)           any Acquired Corporation Contract relating to (A) the employment of any employee and pursuant to which any of the Acquired Corporations is or may become obligated to make any severance or termination payment in excess of $50,000 or (B) any bonus, relocation or other payment in excess of a material amount to any current or former employee, officer or director (other than payments, in the case of (A) and (B) above, in respect of salary or pursuant to standard severance policies, existing bonus plans or standard relocation policies of the Company which are listed on Schedule 2.7(a) and/or 2.12(a) of the Company Disclosure Schedule);

(iii)          any Acquired Corporation Contract relating to the acquisition, transfer, development, sharing or license of any material Proprietary Asset (except for any Acquired Corporation Contract pursuant to which (A) any material Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available for sale to the public, or (B) any material Proprietary Asset is licensed by any of the Acquired Corporations to any Person in the ordinary course of business consistent with prior practice);

(iv)          any Acquired Corporation Contract with any officer, director or affiliate of the Company;

(v)           any Acquired Corporation Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities, under which an Acquired Corporation has continuing material obligations;

(vi)          any Acquired Corporation Contract that involves the payment or expenditure by an Acquired Corporation in excess of $500,000 that may not be terminated by such Acquired Corporation (without penalty) within sixty (60) days after the delivery of a termination notice by the applicable Acquired Corporation;

(vii)         any Acquired Corporation Contract contemplating or involving the payment or delivery of cash or other consideration to an Acquired Corporation in excess of $500,000;

(viii)        any Government Contract (other than any purchase order issued to an Acquired Corporation which is not in excess of $150,000);

(ix)           any Acquired Corporation Contract imposing any restriction on the right or ability of any Acquired Corporation to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, or (C) develop or distribute any material technology; and

(x)            any other Acquired Corporation Contract, if a breach of such Acquired Corporation Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

(b)           Each Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms subject to (A) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.  The Company has delivered to or made available to Parent true and complete copies of each Company Material Contract, except in the case of a Company Material Contract which is derived from a standard form agreement of the Acquired Corporations, the Company has delivered to or made available to Parent a form or forms of such agreement.  In each case where a Company Material Contract is derived from a standard form agreement, all of the terms, conditions and provisions of such Company Material Contract are substantially similar with respect to material terms to the form agreement from which such agreement derived.

(c)           None of the Acquired Corporations has materially violated or breached, or committed any material default under, any Company Material Contract.  To the Company’s knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract.

(d)           To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (i) result in a material violation or breach of any provision of any Company Material Contract by any of the Acquired Corporations; (ii) give any Person the right to declare a material default or exercise any remedy under any Company Material Contract; (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Company Material Contract; or (v) give any Person the right to cancel or terminate, or modify in any material respect, any Company Material Contract

2.8          LIABILITIES.

Except as disclosed in Company SEC Documents, since the Company Balance Sheet Date, none of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (and whether due or to become due), required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities that are reflected in the “Liabilities” column of the Company Balance Sheet and the notes thereto, (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the Company Balance Sheet Date in the ordinary course of business consistent with prior practice that, individually or in the aggregate, are not material in nature, and (c) liabilities incurred in connection with the transactions contemplated by this Agreement.

2.9          COMPLIANCE WITH LEGAL REQUIREMENTS.

Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements.  None of the Acquired Corporations has received any written notice or, to the Company’s knowledge, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.10        GOVERNMENTAL AUTHORIZATIONS.

Each of the Acquired Corporations holds all Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently being conducted except where the failure to hold such Governmental Authorizations would not be reasonably likely to have a Material Adverse Effect on the Acquired Corporations.  All such Governmental Authorizations are valid and in full force and effect.  Each Acquired Corporation is in compliance in all material respects with the terms and requirements of such Governmental Authorizations.  None of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

2.11        TAX MATTERS.

(a)           The Acquired Corporations have paid or properly reserved for all Taxes, due and payable by any of them for or with respect to all periods up to and including the date hereof (without regard to whether or not such Taxes are or were disputed), whether or not shown on any Tax Return.

(b)           Each of the Acquired Corporations has filed on a timely basis (taking into account any extensions of time an Acquired Corporation was granted) all Tax Returns that it was required to file except for Tax Returns for the year which includes the Closing Date.  All such Tax Returns were accurate and complete in all material respects.  None of the Acquired Corporations is currently the beneficiary of any extension of time within which to file any Tax Return.  No claim that has not been resolved has ever been made to an Acquired Corporation by an authority in a jurisdiction where the Acquired Corporations do not file Tax Returns that any one of them is or may be subject to taxation by that jurisdiction.  None of the Acquired Corporations has given any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency.  There are no security interests on any of the assets of any of the Acquired Corporations that arose in connection with any failure (or alleged failure) to pay any Tax (other than liens for Taxes not yet due and payable).

(c)           The Acquired Corporations have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party except for such withholding or payments to be made at or before Closing.

(d)           None of the Acquired Corporations, including any director, officer or employee responsible for tax matters of the Acquired Corporations is aware of any facts or circumstances which could give rise to a reasonable expectation that any relevant taxing authority may assess any additional Taxes for any period for which Tax Returns have been filed.  There is no dispute or claim concerning any liability for Taxes of the Acquired Corporations either (i) claimed or raised by any authority in writing or (ii) as to which such Acquired Corporation has knowledge based upon personal contact with any agent of such authority.  Schedule 2.11(d) to the Company Disclosure Schedule sets forth as of the date of this Agreement a complete and accurate list of current open audits of Tax Returns filed by or on behalf of the Acquired Corporations with any Governmental Body.

(e)           The unpaid Taxes of the Acquired Corporations (i) did not, as of the date of the most recent Company Financial Statements, exceed the reserve for Tax Liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns.

(f)            None of the Acquired Corporations is a party to any Tax allocation or sharing agreement.  None of the Acquired Corporations has made any distribution of any “Controlled Corporation” as that term is defined in Section 355(a)(1) of the Code.  None of the Acquired Corporations (i) has been a member of an “affiliated group,” as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is the Company or (ii) has any Liability for the Taxes of any Person (other than any of the Acquired Corporations) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(g)           None of the Acquired Corporations has filed a consent under Section 341(f) of the Code concerning collapsible corporations.  None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code, (ii) closing agreement as described in Section 7121 of the Code executed on or prior to the Closing Date, (iii) deferred intercompany gain or any excess loss account described in regulations under Section 1502 of the Code or (iv) installment sale or open transaction disposition made on or prior to the Closing Date.

(h)           The Company is not a U.S. real property holding corporation within the meaning of Code Section 897(c)(2).

2.12        EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

(a)           Schedule 2.12(a) of the Company Disclosure Schedule lists as of the date of this Agreement (i) all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) all employee welfare benefit plans (as defined in Section 3(1) of ERISA), (iii) all other pension, bonus, commission, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, fringe benefits and other similar benefit plans (including, without limitation, any fringe benefit under Section 132 of the Code and any foreign plans), programs, Contracts, arrangements or policies (including a specific identification of those which contain change of control provisions or pending change of control provisions), and (iv) any employment, executive compensation or severance agreements (including a specific identification of those which contain change of control provisions or pending change of control provisions), whether written or otherwise, as amended, modified or supplemented, of any Acquired Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the Acquired Corporations or which is under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA (each a “Company ERISA Affiliate”) for the benefit of, or relating to, any former or current employee, officer or director (or any of their beneficiaries) of any Acquired Corporation or any other Company ERISA Affiliate (all such plans, programs, Contracts, agreements, arrangements or policies as described in this Section 2.12(a) shall be collectively referred to as the “Company Employee Plans”).  The Company has made available to Parent, in a reasonable time, place and manner, true and complete copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, (iv) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination), and (v) financial and other information regarding current and projected liabilities, if any, with respect to each Company Employee Plan for which the filings described in (ii) or (iii) above are not required under ERISA.

(b)           (i) None of the Company Employee Plans promises or provides post-termination or retiree medical or other post-termination or retiree welfare benefits to any person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise), (ii) none of the Company Employee Plans is a

“Multiple Employer Welfare Arrangement” (as defined in Section 3(40) of ERISA), or a “Multiemployer Plan” (as defined in Section 3(37) of ERISA), (iii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject any of the Acquired Corporations, directly or indirectly, to any material tax, material penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iv) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which shall subject any of the Acquired Corporations, directly or indirectly, to any material penalty or liability for breach of fiduciary duty; (v) all Company Employee Plans have been established and maintained in accordance with their terms and have been operated in substantial compliance with all applicable Legal Requirements; (vi) all Company Employee Plans may by their terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Legal Requirements and the terms of each Company Employee Plan; (vii) each of the Acquired Corporations has performed all obligations required to be performed by them under, and are not in any respect in default under or in violation of, the terms and conditions of any Company Employee Plan; (viii) none of the Acquired Corporations has any knowledge of any default or violation by any other Person with respect to any of the Company Employee Plans; (ix) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to such plan’s qualified status under Section 401(a) of the Code (or comparable letter, such as an opinion or notification letter as to the form of plan adopted by one or more Acquired Corporations), and or has time remaining under applicable Treasury guidance to seek such a determination, and to the Company’s knowledge nothing has occurred since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination or otherwise impair the qualified status of such plan; (x) no Acquired Corporation is currently subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or 4975 through 4980 F of the Code or has any outstanding liability for any penalty or tax which is not otherwise reserved for or reflected in the Company Financial Statements; and (xi) all material contributions required to be made or reserved, and all material premiums required to be paid by the Acquired Corporations, as appropriate, with respect to any Company Employee Plan pursuant to the terms of the Company Employee Plan, any Legal Requirements or any collective bargaining agreement, have been made, paid or reserved on or before their due dates (including any extensions thereof).

(c)           None of the Acquired Corporations or any other Company ERISA Affiliate currently maintains, sponsors or participates in, or within the last five years has maintained, sponsored or participated in, any “Employee Benefit Plan” (as defined in Section 3(3) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA.

(d)           The consummation of the transactions contemplated by this Agreement will not (either solely as a result thereof or as a result of such transactions in conjunction with another event) cause or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current employee, independent contractor or consultant (or any of their beneficiaries) of any of the Acquired Corporations.

(e)           There are no Legal Proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Company Employee Plan.  To the Company’s knowledge, there are no facts or circumstances which could reasonably be expected to give rise to any such Legal Proceeding (other than routine benefit claims) in respect of or relating to any Company Employee Plan.

(f)            None of the Acquired Corporations has ever maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee

Plan that invests in Company capital stock.  Since June 30, 2003, none of the Acquired Corporations has proposed or agreed to any increase in benefits under any Company Employee Plan (or the creation of new benefits) or change in employee coverage which would increase the expense of maintaining any Company Employee Plan.  No person will be entitled to any severance benefits, acceleration of vesting of any the Company Options or the extension of any period during which any Company Options may be exercised, under the terms of any Company Employee Plan as a result of the consummation of the transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with another event).

(g)           To the extent that any Company Employee Plan is required by any applicable Legal Requirement to be covered by any bond (e.g., fidelity or otherwise) in any particular amount, each such Company Employee Plan required to be covered by such bond has at all times been covered by such bond in accordance and in material compliance with all applicable Legal Requirements.

(h)           (i) There are no controversies pending or, to the knowledge of the Company, threatened, between any of the Acquired Corporations and any of their respective foreign or domestic former or current employees, officers, directors, independent contractors or consultants (or any of their beneficiaries); (ii)  there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting any Acquired Corporation; (iii) none of the Acquired Corporations is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Acquired Corporations, (iv) none of the employees of the Acquired Corporations is represented by any labor organization and none of the Acquired Corporations has any knowledge of any current union organizing activities among the employees of the Acquired Corporations, (v) the Acquired Corporations have each at all times been in compliance in all material respects with all applicable Legal Requirements respecting employment, employment and labor practices, and with any collective bargaining agreements (both foreign and domestic), (vi) there is no unfair labor practice charge or complaint against any of the Acquired Corporations pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Acquired Corporations pending, or to the knowledge of the Company, threatened, before the National Labor Relations Board or any similar state or foreign agency, (viii) to the Company’s knowledge, neither the Occupational Safety and Health Administration nor any corresponding state or foreign agency is threatening to file any citation, and there are no pending citations, relating to the Acquired Corporations, and (ix) there are no pending or, to the knowledge of the Company, threatened claims by any current or former employee of the Acquired Corporations or any employment-related claims or investigations by any Governmental Authority, including any charges to the Equal Employment Opportunity Commission or state or foreign employment practice agency, investigations regarding compliance with federal, state, foreign or local wage and hour Legal Requirements, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation.

(i)            No Company Employee Plan is a Voluntary Employees’ Beneficiary Association within the meaning of Section 501(c)(9) of the Code.

(j)            All Company Employee Plans that are “group health plans” as defined under the respective provision comply with and have been administered in compliance with the health care continuation-coverage requirements under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all final Treasury regulations under Section 4890B of the Code explaining those requirements, and all other applicable Legal Requirements regarding continuation and/or conversion coverage and with Code Section 4980D and ERISA Sections 701 through 734.

(k)           No amount required to be paid or payable to or with respect to current or former employee of any of the Acquired Corporations in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code or will not be deductible under Sections 162(a)(1) or 404 of the Code.

(l)            Set forth on Schedule 2.12(l) is a list of all employees of each Acquired Corporation as of the date of this Agreement together with respect to each such employee (i) the employee’s base salary and (ii) any severance that would be due upon termination with or without cause of such employee (other than pursuant to (A) severance or bonus policies or employment or change of control agreements in each case as in effect on the date of this Agreement and listed on Schedule 2.7(a) and/or 2.12(a) of the Company Disclosure Schedule, or (B) Legal Requirements applicable to each of the Acquired Corporations which is formed or incorporated under the laws of a foreign jurisdiction.  Schedule 2.12(l) of the Company Disclosure Schedule also sets forth with respect to such Company employee accrued paid time off payable to such employee as of October 21, 2003.

(m)          None of the Acquired Corporations has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act) (“WARN Act”) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Acquired Corporations, nor has the Acquired Corporations been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

(n)           None of the Acquired Corporations has received a notice of any violation of any immigration and naturalization laws relating to employment and employees and all of the Acquired Corporations have properly completed and maintained in all material respects all applicable forms (including, but not limited to, I-9 forms) and each of the Acquired Corporations is in compliance with all such immigration and naturalization Legal Requirements and there are no citations, investigations, administrative proceedings or formal complaints of violations of immigration or naturalization Legal Requirements pending or threatened before the Immigration and Naturalization Service of any federal, state, foreign or administrative agency or court against or involving the Acquired Corporations.

2.13        ENVIRONMENTAL MATTERS.

(a)           Each of the Acquired Corporations is in and has conducted its activities in compliance with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all material permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to so comply would not result in a material liability or clean-up obligation to the Acquired Corporations.  None of the Acquired Corporations has received any written notice, or to its knowledge, other communication (in writing or otherwise) that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law.  To the Company’s knowledge, no current or prior owner of any property owned, leased or controlled by any of the Acquired Corporations has received any written notice or other communication (in writing or otherwise) that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law in such a manner as would be reasonably likely to result in a material liability or clean-up obligation of any Acquired Corporation.  To the Company’s knowledge, all property that is owned by, leased to, controlled by or used by any of the Acquired Corporations is free of any friable asbestos or asbestos-containing material.

(b)           For purposes of this Agreement:

(i) “Environmental Law” shall mean any foreign, federal, state or local statute, law, rule, regulation, ordinance, treaty, code, policy or rule of common law now or from time to time in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, natural resources, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; the Hazardous Materials Transportation Act, as amended; the Clean Water Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Safe Drinking Water Act, as amended; the Atomic Energy Act, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and the Occupational Safety and Health Act, as amended; and

(ii) “Hazardous Materials” shall mean (A) petroleum or petroleum products (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, or any mixture thereof), polychlorinated biphenyls (PCBs), asbestos or asbestos containing materials, urea formaldehyde foam insulation, and radon gas; (B) any substance defined as or included in the definition of “hazardous substance,” “hazardous waste,” “hazardous material,” “extremely hazardous waste,” “restricted hazardous waste,” “waste,” “special waste,” “toxic substance,” “toxic pollutant,” “contaminant” or “pollutant,” or words of similar import, under any applicable Environmental Law (as defined below); (C) infectious materials and other regulated medical wastes; (D) any substance which is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental agency; and (E) any other substance, material or waste the presence of which requires investigation or remediation under any Environmental Law.

2.14        GOVERNMENT CONTRACTS.

(a)           Customers and Suppliers.  The Acquired Corporations are not currently in, and the execution and delivery of this Agreement by the Company and the consummation of the Merger by the Company will not result in, any material violation, breach or default of any term or provision or trigger automatic or optional termination of (i) any contract with any Governmental Body, (ii) any subcontract issued at any tier under a prime contract with any Governmental Body, or (iii) any bid, proposal, offer or quotation relating to a contract with any Government Body or a subcontract issued under a contract with any Government Body, except, in the case of each of (i), (ii) and (iii) above, that with respect to the execution and delivery of this Agreement by the Company and the consummation of the Merger by the Company, for any violation, breach, default or automatic or optional termination right that arises as a result of Parent’s failure to comply with the terms of such contract, subcontract, bid, proposal, offer or quotation.  The Acquired Corporations are not in any material violation, breach or default of any provision of any federal order, statute, rule or regulation (including the Federal Acquisition Regulation (“FAR”), agency supplements to the FAR, the Arms Export Control Act (22 U.S.C. 277 et seq.), and agency export regulations) or any similar state or local law or regulation governing any contract, subcontract, bid, or proposal with any Government Body, as applicable.  None of the Acquired Corporations has received a cure notice, a show cause notice or a stop work notice, nor has any Acquired Corporation been threatened with termination for default under any contract or subcontract with any Governmental Body.  To the Company’s knowledge, no request for equitable adjustment by any of its vendors, suppliers or subcontractors against it or any of the Acquired Corporations relating to contracts or subcontracts involving any Governmental Body exists.

(b)           Government Claims.  No state of facts exists that would constitute valid grounds for the assertion of a material Claim by a Government Body against any of the Acquired Corporations for any of the following:  (a) defective pricing, (b) FAR and/or CAS noncompliance, (c) fraud or (d) false claims or false statements.  To the Company’s knowledge, no state of facts exists that would constitute valid grounds for the assertion of a Claim by a Governmental Body against any of the Acquired Corporations for either (y) unallowable costs as defined in the FAR at Part 31, including those that may be included in indirect cost claims for prior years that have not yet been finally agreed to by the Governmental Body; or (z) any other monetary Claims relating to the performance or administration by the Company of contracts or subcontracts for any Governmental Body.

(c)           Suspension or Debarment.  None of the Acquired Corporations has been suspended or debarred from bidding on contracts or subcontracts with any Government Body in connection with the conduct of its business; no such suspension or debarment has been initiated or, to the Company’s knowledge, threatened.  There is no ongoing Government investigation, audit, prosecution, civil or administrative proceeding or settlement negotiation, or internal investigation, relating to the contracts or subcontracts with any Governmental Body or the violation of any federal, state or local order, statute, rule, or regulation relating to Government contracts, subcontracts, or export controls.

(d)           Technical Data.  No Government Body has any rights with respect to any technical data or computer software that are material to the business of the Acquired Corporations.

(e)           Clearances.  The Acquired Corporations and their officers, directors, managers and employees hold all security clearances necessary for the operation of their business as presently conducted.

2.15        LEGAL PROCEEDINGS; ORDERS.

Except as set forth in the Company SEC Documents, there is no pending Legal Proceeding and, to the Company’s knowledge, no Person has threatened to commence any Legal Proceeding, that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations, in each case which would be reasonably likely to be material to the Acquired Corporations; and there is no Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject.

2.16        VOTE REQUIRED.

The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and otherwise approve and consummate the Merger as set forth herein.

2.17        NON-CONTRAVENTION; CONSENTS.

Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger, or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)           contravene, conflict with or result in a violation of any of the provisions of the Company Organization Documents or any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of any of the Acquired Corporations;

(b)           subject to such filings as may be required pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (“HSR”) and any Governmental Body action related thereto, contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject;

(c)           contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Corporations or that is otherwise material to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations; or

(d)           contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract (except for any such violation or breach which by its terms can be cured and is so cured within the applicable cure period or where the non-breaching party has no right to accelerate or terminate as a result of such violation or breach), or give any Person the right to (i) declare a default or exercise any remedy under any Company Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (iii) accelerate the maturity or performance of any Company Material Contract, or (iv) cancel, terminate or modify any term of any Company Material Contract, except where any such violation, breach, default or right arises solely as a result of the execution and delivery of this Agreement by Parent and the consummation of the Merger by Parent;

Except as may be required by the Exchange Act, the DGCL and the rules and regulations of the Nasdaq Stock Market (as such rules and regulations relate to the Registration Statement and the Proxy Statement) and such filings as may be required pursuant to the HSR, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in the case of subsections (x) and (y), where the failure to make such filing, give such notice or obtain any such consent would not have a Material Adverse Effect on the Acquired Corporations.

2.18        OPINION OF FINANCIAL ADVISOR.

The Company’s Board of Directors has received the opinions of each of UBS Securities LLC (“UBS”) and RBC Dain Rauscher, Inc., a member of RBC Capital Markets (“RBC”), financial advisors to the Company, that as of the date of this Agreement, and subject to the assumptions, qualifications and limitations set forth therein, the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.  The Company will furnish an accurate and complete copy of said opinions to Parent.

2.19        FINANCIAL ADVISOR.

Except with respect to UBS and RBC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations.  The Company has furnished to Parent accurate and complete copies of its agreement with UBS and RBC.

2.20        TAKEOVER STATUTES

The approval of the Agreement, the Company Voting Agreement and the transactions contemplated hereby and the thereby, including the Merger, by the Board of Directors of the Company referred to in Section 2.2 constitutes the approval of this Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby, including the Merger, for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the Company Voting Agreements or the consummation of the Merger and the other transactions contemplated hereby and thereby.  To the Company’s knowledge, no other Takeover Laws are applicable to the Merger, this Agreement, the Company Voting Agreements or any of the transactions contemplated hereby and thereby.

2.21        INFORMATION TO BE SUPPLIED.

None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Company Proxy Statement or Parent Proxy Statement will, at the time the Company Proxy Statement or the Parent Proxy Statement is mailed to the stockholders of the Company or Parent, as the case may be, at the time of the Company Stockholders’ Meeting or the Parent Stockholders’ Meeting, or contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in the foregoing documents.

2.22        FOREIGN CORRUPT PRACTICES ACT.

Neither the Company, any other Acquired Corporation, any of the Acquired Corporation’s officers, directors, nor, to the Company’s knowledge, any employees or agents (or stockholders), distributors, representatives or other persons acting on the express, implied or apparent authority of any Acquired Corporation, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Body in the United States or elsewhere in connection with or in furtherance of the business of any of the Acquired Corporations (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist any Acquired Corporation in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). Neither the business of the Company nor of any other Acquired Corporation is in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements.  Neither the Company nor any other Acquired Corporation has otherwise taken any action that could cause the Company or any other Acquired Corporation to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable Legal Requirements of similar effect.

SECTION 3.                         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in Parent SEC Documents or the Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution and delivery of this Agreement (the “Parent Disclosure Schedule”) and referred to in the section of the Parent Disclosure Schedule corresponding to the section(s) of this Section 3 to which such disclosure applies (unless it is reasonably apparent that the disclosure or statement in one section of the Parent Disclosure Schedule should apply to one or more sections thereof), Parent and Merger Sub represent and warrant to the Company as follows:

3.1          DUE ORGANIZATION; SUBSIDIARIES.

Parent is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation, and each of the other SafeNet Corporations which is a “significant subsidiary” (as defined in Regulation S-X) of Parent is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its incorporation or formation.  Each of the SafeNet Corporations has all necessary power and authority to (a) conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its material obligations under all Parent Material Contracts.  Each of the SafeNet Corporations is qualified to do business as a foreign corporation, and is in good standing, under the Legal Requirements of all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the SafeNet Corporations.  Parent has delivered or made available to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter or organizational documents of each of the SafeNet Corporations, including all amendments thereto (collectively, the “Parent Organization Documents”). Parent has no Subsidiaries, except for the corporations identified in Schedule 3.1 of the Parent Disclosure Schedule.  Parent and each of its Subsidiaries identified in Schedule 3.1 of the Parent Disclosure Schedule are collectively referred to herein as the “SafeNet Corporations”.  None of the SafeNet Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than the SafeNet Corporations’ interests in their Subsidiaries identified in Schedule 3.1 of the Parent Disclosure Schedule.

3.2          AUTHORITY; BINDING NATURE OF AGREEMENT.

Subject to the receipt of stockholder approval, each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement.  This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (a) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the approval of the stockholders of Parent. Parent hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by unanimous vote (i) determined that the Merger is in the best interests of Parent, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) determined to make the Parent Recommendation to the stockholders of Parent.  Merger Sub hereby represents that its Board of Directors, by unaminous written consent, approved and adopted this Agreement and declared it advisable and approved the Merger and the other transactions contemplated by this Agreement.

3.3          CAPITALIZATION, ETC.

(a)           The authorized capital stock of Parent consists of: (i) 50,000,000 shares of Parent Common Stock and (ii) 500,000 shares of Parent Preferred Stock.  Parent has not authorized any other class of capital stock other than the Parent Common Stock and Parent Preferred Stock.  As of October 21, 2003, 13,270,758 shares of Parent Common Stock have been issued and are outstanding and no shares of Preferred Stock have been issued or are outstanding. No shares of Parent Common Stock are held in Parent’s treasury or are held by any of Parent’s Subsidiaries.  All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.  None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of Parent. There is no Contract to which Parent is a party and, to Parent’s knowledge, there is no Contract between other Persons, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of, any shares of Parent Common Stock other than the Parent Voting Agreements.  None of the SafeNet Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

(b)           As of October 22, 2003: (i) 269,404 shares of Parent Common Stock are reserved for issuance pursuant to stock options under the 1999 Employee Stock Option Plan, of which options to acquire 251,201 shares of Parent Common Stock are outstanding; (ii) 18,203 shares of Parent Common Stock are reserved for issuance under the 1999 Stock Bonus Plan, of which no shares of Parent Common Stock are outstanding; (iii) 79,000 shares of Parent Common Stock are reserved for issuance pursuant to stock options under the Non-Employee Director Stock Option Plan, of which options to acquire 69,000 shares of Parent Common Stock are outstanding; (iv) 1,950,670 shares of Parent Common Stock are reserved for issuance pursuant to stock options under the 2001 Omnibus Stock Option Plan, of which options to acquire 1,468,048 shares of Parent Common Stock are outstanding;  (v) 105,330 shares of Parent Common Stock are reserved for issuance pursuant to stock options under the 1989 Stock Option Plan, of which options to acquire 99,204 shares of Parent Common Stock are outstanding; (vi) 26,449 shares of Parent Common Stock are reserved for issuance pursuant to stock options under the Cylink Restated 1994 Flexible Stock Incentive Plan, of which options to acquire 24,378 shares of Parent Common Stock are outstanding; (vii) 616 shares of Parent Common Stock are reserved for issuance pursuant to stock options under the Cylink/ARL 1997 Stock Option Plan, of which options to acquire 616 shares of Parent Common Stock are outstanding; (viii) 1050 shares of Parent Common Stock are reserved for issuance pursuant to stock options under the Cylink 2001 Nonqualified Stock Incentive Plan, of which options to acquire 1050 shares of Parent Common Stock are outstanding; and (ix) 186,383 shares of Parent Common Stock are available for purchase under the 2000 Employee Stock Purchase Plan (the “Parent ESPP”).  Stock options granted by Parent pursuant to the Parent Stock Option Plans, as well as any stock options granted by Parent outside of the Parent Stock Option Plans (but excluding the Parent ESPP), are referred to collectively herein as “Parent Options.”  Schedule 3.3(b) of the Parent Disclosure Schedule sets forth the following information with respect to each Parent Option outstanding as of October 21, 2003: (i) [intentionally omitted]; (ii) the name of the optionee; (iii) the number of shares of Parent Common Stock subject to such Parent Option and the number of such shares that have been exercised; (iv) the current exercise price of such Parent Option; (v) the date on which such Parent Option was granted; (vi) the extent to which such Parent Option is vested and exercisable as of the date of this Agreement; (vii) the vesting schedule of such Parent Option including any acceleration of vesting upon a change in control of Parent; (viii) the expiration date of the Parent Option; and (ix) the period of time following termination of employment during which the Parent Option may be exercised if not expired.  Parent has delivered or made available to Company accurate and complete copies of the Parent ESPP, all stock option plans pursuant to which Parent has granted Parent Options, and the forms of all stock option agreements evidencing such options.  There have been no repricings of any Parent Options through amendments, cancellation and reissuance or other means during the current or prior two calendar years.  None of the Company Options have been granted in contemplation of the Merger or the transactions contemplated in this Agreement.

(c)           Except as set forth in Section 3.3(a) or Section 3.3(b) above, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the SafeNet Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the SafeNet Corporations; (iii) rights agreement, stockholder rights plan (or similar plan commonly referred to as a “poison pill”); or (iv) Contract under which any of the SafeNet Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities (“Parent Rights Agreements”) (items (i) through (iv) above, collectively, “Parent Stock Rights”).

 (d)          All outstanding shares of Parent Common Stock, all outstanding Parent Options and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in Contracts applicable to the issuance of Parent Common Stock, granting Parent Options and/or the issuance of shares of capital stock of any Parent Subsidiary. All of the outstanding shares of capital stock of each of the Parent’s Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and, except as required by Legal Requirements applicable to each of the SafeNet Corporations which is formed or incorporated under the laws of a foreign jurisdiction, are owned beneficially and of record by Parent, free and clear of any Encumbrances.  Schedule 3.3(d) sets forth all entities (other than Subsidiaries) in which any of the SafeNet Corporations has any ownership interest and the amount of such interest.

(e)           Parent owns directly all of the outstanding stock of Merger Sub.

3.4          SEC FILINGS; FINANCIAL STATEMENTS.

(a)           All statements, reports, schedules, forms, exhibits and other documents required to have been filed by Parent with the SEC since January 1, 1998 (the “Parent SEC Documents”) have been so filed.  As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The Parent SEC Documents include all certifications and statements required of it, if any, by (i) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Exchange Act, and (iii) 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Parent nor any of its officers has received any notice from the SEC or any other Governmental Body questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

(c)           Parent is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, and the provisions of the Exchange Act and the Securities Act relating thereto which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to Parent.

(d)           The financial statements (including related notes, if any) contained in the Parent SEC Documents (the “Parent Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material), and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby.  For purposes of this Agreement, “Parent Balance Sheet” means that consolidated balance sheet of Parent and its consolidated subsidiaries as of June 30, 2003 set forth in the Parent’s Quarterly Report on Form 10-Q filed with the SEC and the “Parent Balance Sheet Date” means June 30, 2003.

3.5          ABSENCE OF CHANGES.

(a)           Since the Parent Balance Sheet Date,

(i)            none of the SafeNet Corporations has made any material changes in its pricing polices or payment or credit practices or failed to pay any creditor any material amount owed to such creditor when due or granted any extensions or credit other than in the ordinary course of business consistent with prior practice;

(ii)           none of the SafeNet Corporations has terminated or closed any material facility, business or operation;

(iii)          none of the SafeNet Corporations has written up or written down any of its material assets; and

(iv)          there has been no material loss, destruction or damage to any item of property of the SafeNet Corporations, whether or not insured.

(b)           Since the Parent Balance Sheet Date and through the date of this Agreement:

(i)            there has not been any event that has had a Material Adverse Effect on the SafeNet Corporations, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the SafeNet Corporations;

(ii)           each of the SafeNet Corporations has operated its respective business in the ordinary course consistent with prior practice;

(iii)          none of the SafeNet Corporations has (A) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (B) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (C) made any capital expenditure which, when added to all other capital expenditures made on behalf of the SafeNet Corporations since the Parent Balance Sheet Date, exceeds $2,000,000, in the aggregate; or (D) made any material Tax election; (E) settled any Legal Proceedings; or (F) entered into or consummated any transactions with any affiliate;

(iv)          none of the SafeNet Corporations has (A) sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business consistent with prior practice; (B) mortgaged, pledged or subjected to any Encumbrance any of their respective property, business or assets;  (C) entered into or amended any lease of real property (whether as a lessor or lessee) or (D) canceled or compromised any debt or claim other than accounts receivable in the ordinary course of business consistent with prior practice;

(v)           none of the SafeNet Corporations has (A) amended or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of any of the Parent Employee Plans or any provision of any agreement or Parent Stock Option Plan evidencing any outstanding Parent Option; (B) caused or permitted any Parent Employee Plan to be amended in any material respect; or (C) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or consultants, except as set forth in existing agreements set forth on Schedule 3.7 or 3.12(a) of the Parent Disclosure Schedule;

(vi)          there has been no material labor dispute (including any work slowdown, stoppage or strike) involving the SafeNet Corporations or any increase in the compensation and/or benefits of any employee which in the aggregate is material with respect to any of the SafeNet Corporations;

(vii)         none of the SafeNet Corporations has made any change in its methods of accounting or accounting practices;

(viii)        none of the SafeNet Corporations has made any loan, advance or capital contributions to, or any other investment in, any Person;

(ix)           none of the SafeNet Corporations has terminated or amended, or suffered a termination of any Parent Material Contract;

(x)            none of the SafeNet Corporations has entered into any contractual obligation to do any of the things referred to elsewhere in this Section 3.5; and

(xi)           there has been no material development in any Legal Proceeding described in a Parent SEC Document.

3.6          PROPRIETARY ASSETS.

(a)           Schedule 3.6(a) of the Parent Disclosure Schedule sets forth as of the date of this Agreement (i) all U.S. and foreign patents, patent applications, registered trademarks, trademark applications, copyright registrations and copyright applications, Internet domain names, and fictitious name and assumed name registrations owned by any of the SafeNet Corporations, (ii)  all patent applications that are currently in the name of inventors and for which a SafeNet Corporation has the right to receive an assignment, (iii) all computer programs and software applications for which a SafeNet Corporation owns the copyright, and (iv) all material third party technology licenses to which a SafeNet Corporation is the licensee party and which are set forth on Schedule 3.7(a)(iii) of the Parent Disclosure Schedule.  Each SafeNet Corporation has good, valid and marketable title to, or has a valid right to use, license or otherwise exploit, all of the material SafeNet Corporation Proprietary Assets necessary for the conduct of such SafeNet Corporation’s business as presently conducted, free and clear of all Encumbrances.  None of the SafeNet Corporations has developed jointly with any other Person any material SafeNet Corporation Proprietary Asset with respect to which such other Person has any rights.  Other than Contracts entered into in the ordinary course of business consistent with prior practice that are not, with respect to any individual Contract, material to the SafeNet Corporations, there is no SafeNet Corporation Contract (with the exception of end user license agreements in the form previously delivered or made available by Parent to the Company) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any SafeNet Corporation Proprietary Asset owned or exclusively licensed by any of the SafeNet Corporations.

(b)           (i) To Parent’s knowledge, all SafeNet Corporation Proprietary Assets owned by any of the SafeNet Corporations are valid, enforceable, subsisting and in effect; (ii) to the Company’s knowledge none of the SafeNet Corporation Proprietary Assets and no Proprietary Asset that is currently being developed or reduced to practice or which is the subject of a current invention disclosure by any of the SafeNet Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) to Parent’s knowledge, none of the products or services that is or has been designed, created, developed, assembled, performed, manufactured or sold by any of the SafeNet Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and, to Parent’s knowledge, none of such products or services has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the SafeNet Corporations has received any written notice or of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) to Parent’s knowledge, the operation of the business of each SafeNet Corporation as it currently is conducted does not infringe or misappropriate or make any unlawful or unauthorized use of any Proprietary Asset of any other Person; and (v) to Parent’s knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material SafeNet Corporation Proprietary Asset.  The SafeNet Corporation Proprietary Assets constitute all the material Proprietary Assets necessary to enable each of the SafeNet Corporations to conduct its business in the manner in which such business is being conducted. None of the SafeNet Corporations has entered into any covenant not to compete or any Contract limiting its ability to exploit fully any Acquired Parent Proprietary Assets owned or licensed by such SafeNet Corporation or to transact business in any market or geographical area or with any Person.

(c)           Each SafeNet Corporation has taken all reasonable steps that are required to protect such SafeNet Corporation’s rights in confidential information and trade secrets of the SafeNet Corporation or provided by any other person to the SafeNet Corporation. Without limiting the foregoing, each SafeNet Corporation has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information and confidentiality agreement, substantially in the forms previously made available to the Company and listed on Schedule 3.6(c) of the Parent Disclosure Schedule, and all current and former employees, consultants and contractors of such SafeNet Corporation have executed such an agreement.

(d)           The SafeNet Corporation Proprietary Assets owned by the SafeNet Corporations do not contain any shareware, open source code or freeware.  Parent has used commercially reasonable efforts to prohibit the public disclosure of any of its source code.

3.7          CONTRACTS.

(a)           For purposes of this Agreement, each of the following shall be deemed to constitute a “Parent Material Contract”, which Parent Material Contracts and all amendments thereto, in each case as of the date of this Agreement are listed on Schedule 3.7 of the Parent Disclosure Schedule and copies of which have been made been made available to the Company:

(i)            any SafeNet Corporation Contract that is required by the rules and regulations of the SEC to be filed as an exhibit to the Parent SEC Documents;

(ii)           any SafeNet Corporation Contract relating to (A) the employment of any employee and pursuant to which any of the SafeNet Corporations is or may become obligated to make any severance or termination payment in excess of $50,000 or (B) any bonus, relocation or other payment in excess of a material amount to any current or former employee, officer or director (other than payments, in the case of (A) and (B) above, in respect of salary or pursuant to standard severance policies, existing bonus plans or standard relocation policies of Parent which are listed on Schedule 3.7(a) and/or 3.12(a) of the Parent Disclosure Schedule);

(iii)          any SafeNet Corporation Contract relating to the acquisition, transfer, development, sharing or license of any material Proprietary Asset (except for any SafeNet Corporation Contract pursuant to which (A) any material Proprietary Asset is licensed to the SafeNet Corporations under any third party software license generally available for sale to the public, or (B) any material

Proprietary Asset is licensed by any of the SafeNet Corporations to any Person in the ordinary course of business consistent with prior practice);

(iv)          any SafeNet Corporation Contract with any officer, director or affiliate of Parent;

(v)           any SafeNet Corporation Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities, under which a SafeNet Corporation has continuing material obligations;

(vi)          any SafeNet Corporation Contract that involves the payment or expenditure by a SafeNet Corporation in excess of $500,000 that may not be terminated by such SafeNet Corporation (without penalty) within sixty (60) days after the delivery of a termination notice by the applicable SafeNet Corporation;

(vii)         any SafeNet Corporation Contract contemplating or involving the payment or delivery of cash or other consideration to a SafeNet Corporation in excess of $500,000;

(viii)        any Government Contract (other than any purchase order issued to a SafeNet Corporation which is not in excess of $150,000);

(ix)           any SafeNet Corporation Contract imposing any restriction on the right or ability of any SafeNet Corporation to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, or (C) develop or distribute any material technology; and

(x)            any other SafeNet Corporation Contract, if a breach of such SafeNet Corporation Contract could reasonably be expected to have a Material Adverse Effect on the SafeNet Corporations.

(b)           Each Parent Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms subject to (A) Legal Requirements of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies, except to the extent they have expired in accordance with their terms and except where the failure to be in full force and effect, individually or in the aggregate, would reasonably be expected to be material to the SafeNet Corporations.  Parent has delivered to or made available to the Company true and complete copies of each Parent Material Contract, except in the case of a Parent Material Contract which is derived from a standard form agreement of the SafeNet Corporations, Parent has delivered to or made available to the Company a form or forms of such agreement.  In each case where a Parent Material Contract is derived from a standard form agreement, all of the terms, conditions and provisions of such Parent Material Contract are substantially similar with respect to material terms to the form agreement from which such agreement derived.

(c)           None of the SafeNet Corporations has materially violated or breached, or committed any material default under, any Parent Material Contract.  To Parent’s knowledge, no other Person has violated or breached, or committed any default under, any Parent Material Contract.

(d)           To Parent’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (i) result in a material violation or breach of any provision of any Parent Material Contract by any of the SafeNet Corporations; (ii) give any Person the right to declare a material default or exercise any remedy under any Parent Material Contract; (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Parent Material Contract; or (v) give any Person the right to cancel or terminate, or modify in any material respect, any Parent Material Contract

3.8          LIABILITIES.

Except as disclosed in Parent SEC Documents, since the Parent Balance Sheet Date, none of the SafeNet Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether due or to become due) required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities that are reflected in the “Liabilities” column of the Parent Balance Sheet and the notes thereto, (b) normal and recurring liabilities that have been incurred by the SafeNet Corporations since the Parent Balance Sheet Date in the ordinary course of business consistent with prior practice that, individually or in the aggregate, are not material in nature, and (c) liabilities incurred in connection with the transactions contemplated by this Agreement.

3.9          COMPLIANCE WITH LEGAL REQUIREMENTS.

Each of the SafeNet Corporations is in compliance in all material respects with all applicable Legal Requirements.  None of the SafeNet Corporations has received any written notice or, to Parent’s knowledge, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

3.10        GOVERNMENTAL AUTHORIZATIONS.

Each of the SafeNet Corporations holds all Governmental Authorizations necessary to enable such SafeNet Corporation to conduct its business in the manner in which such business is currently being conducted except where the failure to hold such Governmental Authorizations would not be reasonably likely to have a Material Adverse Effect on the SafeNet Corporations.  All such Governmental Authorizations are valid and in full force and effect.  Each SafeNet Corporation is in compliance in all material respects with the terms and requirements of such Governmental Authorizations.  None of the SafeNet Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

3.11        TAX MATTERS.

(a)           The SafeNet Corporations have paid or properly reserved for all Taxes, due and payable by any of them for or with respect to all periods up to and including the date hereof (without regard to whether or not such Taxes are or were disputed), whether or not shown on any Tax Return.

(b)           Each of the SafeNet Corporations has filed on a timely basis (taking into account any extensions of time a SafeNet Corporation was granted) all Tax Returns that it was required to file except for Tax Returns for the year which includes the Closing Date.  All such Tax Returns were accurate and complete in all material respects.  None of the SafeNet Corporations is currently the beneficiary of any extension of time within which to file any Tax Return.  No claim that has not been resolved has ever been made to a SafeNet Corporation by an authority in a jurisdiction where the SafeNet Corporations do not file Tax Returns that any one of them is or may be subject to taxation by that jurisdiction.  None of the SafeNet Corporations has given any currently effective waiver of any statute of limitations in respect of Taxes or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency.  There are no security interests on any of the assets of any of the SafeNet Corporations that arose in connection with any failure (or alleged failure) to pay any Tax (other than liens for Taxes not yet due and payable).

(c)           The SafeNet Corporations have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party except for such withholding or payments to be made at or before Closing.

(d)           None of the SafeNet Corporations, including any director, officer or employee responsible for tax matters of the SafeNet Corporations is aware of any facts or circumstances which could give rise to a reasonable expectation that any relevant taxing authority may assess any additional Taxes for any period for which Tax Returns have been filed.  There is no dispute or claim concerning any liability for Taxes of the SafeNet Corporations either (i) claimed or raised by any authority in writing or (ii) as to which such SafeNet Corporation has knowledge based upon personal contact with any agent of such authority.  Schedule 3.11(d) to the Parent Disclosure Schedule sets forth as of the date of this Agreement a complete and accurate list of current open audits of Tax Returns filed by or on behalf of the SafeNet Corporations with any Governmental Body.

(e)           The unpaid Taxes of the SafeNet Corporations (i) did not, as of the date of the most recent Parent Financial Statements, exceed the reserve for Tax Liability (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Parent Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the SafeNet Corporations in filing their Tax Returns.

(f)            None of the SafeNet Corporations is a party to any Tax allocation or sharing agreement.  None of the SafeNet Corporations has made any distribution of any “Controlled Corporation” as that term is defined in Section 355(a)(1) of the Code.  None of the SafeNet Corporations (i) has been a member of an “affiliated group,” as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return other than an affiliated group the common parent of which is Parent or (ii) has any Liability for the Taxes of any Person (other than any of the SafeNet Corporations) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(g)           None of the SafeNet Corporations has filed a consent under Section 341(f) of the Code concerning collapsible corporations.  None of the SafeNet Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code, (ii) closing agreement as described in Section 7121 of the Code executed on or prior to the Closing Date, (iii) deferred intercompany gain or any excess loss account described in regulations under Section 1502 of the Code or (iv) installment sale or open transaction disposition made on or prior to the Closing Date.

(h)           Parent is not a U.S. real property holding corporation within the meaning of Code Section 897(c)(2).

3.12        EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS

(a)           Schedule 3.12(a) of the Parent Disclosure Schedule lists as of the date of this Agreement (i) all employee pension benefit plans (as defined in Section 3(2) of ERISA, (ii) all employee welfare benefit plans (as defined in Section 3(1) of ERISA), (iii) all other pension, bonus, commission, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, fringe benefits and other similar benefit plans (including, without limitation, any fringe benefit under Section 132 of the Code and any foreign plans), programs, Contracts, arrangements or policies (including a specific identification of those which contain change of control provisions or pending change of control provisions), and (iv) any employment, executive compensation or severance agreements (including a specific identification of those which contain change of control provisions or pending change of control provisions), whether written or otherwise, as amended, modified or supplemented, of any SafeNet Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the SafeNet Corporations or which is under common control with any of the SafeNet Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA (each, a “Parent ERISA Affiliate”) for the benefit of, or relating to, any former or current employee, officer or director (or any of their beneficiaries) of any SafeNet Corporation or any other Parent ERISA Affiliate (all such plans, programs, Contracts, agreements, arrangements or policies as described in this Section 3.12(a) shall be collectively referred to as the “Parent Employee Plans”).  Parent has made available to the Company, in a reasonable time, place and manner, true and complete copies of (i) each such written Parent Employee Plan (or a written description of any Parent Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Parent Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Parent Employee Plan subject to Title IV of ERISA, (iv) the most recent favorable determination letters issued for each Parent Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination), and (v) financial information regarding current and projected liabilities, if any, with respect to each Parent Employee Plan for which the filings described in (ii) or (iii) above are not required under ERISA.

(b)           (i) None of the Parent Employee Plans promises or provides post-termination or retiree medical or other post-termination or retiree welfare benefits to any person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise), (ii) none of the Parent Employee Plans is a “Multiple Employer Welfare Arrangement” (as defined in Section 3(40) of ERISA), or a “Multiemployer Plan” (as defined in Section 3(37) of ERISA), (iii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction with respect to any Parent Employee Plan which could subject any of the SafeNet Corporations, directly or indirectly, to any material tax, material penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iv) no fiduciary of any Parent Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which shall subject any of the SafeNet Corporations, directly or indirectly, to any material penalty or liability for breach of fiduciary duty; (v) all Parent Employee Plans have been established and maintained in accordance with their terms and have been operated in substantial compliance with all applicable Legal

Requirements; (vi) all SafeNet Employee Plans may by their terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Legal Requirements and the terms of each Parent Employee Plan; (vii) each of the SafeNet Corporations has performed all obligations required to be performed by them under, and are not in any respect in default under or in violation of, the terms and conditions of any Parent Employee Plan; (viii) none of the SafeNet Corporations has any knowledge of any default or violation by any other Person with respect to any of the Parent Employee Plans; (ix) each Parent Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to such plan’s qualified status under Section 401(a) of the Code (or comparable letter, such as an opinion or notification letter as to the form of plan adopted by one or more SafeNet Corporations), or has time remaining under applicable Treasury guidance to seek such a determination, and to Parent’s knowledge nothing has occurred since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination of otherwise impair the qualified status of such plan; (x) no SafeNet Corporation is currently subject to any penalty or tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or 4975 through 4980 F of the Code or has any outstanding liability for any penalty or tax which is not otherwise reserved for or reflected in the Parent Financial Statements; and (xi) all material contributions required to be made or reserved, and all material premiums required to be paid by the SafeNet Corporations, as appropriate, with respect to any Parent Employee Plan pursuant to the terms of the Parent Employee Plan, any Legal Requirements or any collective bargaining agreement, have been made, paid or reserved on or before their due dates (including any extensions thereof).

(c)           None of the SafeNet Corporations or any other Parent ERISA Affiliate currently maintains, sponsors or participates in, or within the last five years has maintained, sponsored or participated in, any “Employee Benefit Plan” (as defined in Section 3(3) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA.

(d)           The consummation of the transactions contemplated by this Agreement will not (either solely as a result thereof or as a result of such transactions in conjunction with another event) cause or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current employee, independent contractor or consultant (or any of their beneficiaries) of any of the SafeNet Corporations.

(e)           There are no Legal Proceedings pending or, to the knowledge of Parent, threatened in respect of or relating to any Parent Employee Plan.  To Parent’s knowledge, there are no facts or circumstances which could reasonably be expected to give rise to any such Legal Proceeding (other than routine benefit claims) in respect of or relating to any Parent Employee Plan.

(f)            None of the SafeNet Corporations has ever maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Parent Employee Plan that invests in Parent capital stock.  Since June 30, 2003, none of the SafeNet Corporations has proposed or agreed to any increase in benefits under any Parent Employee Plan (or the creation of new benefits) or change in employee coverage which would increase the expense of maintaining any Parent Employee Plan. No person will be entitled to any severance benefits, acceleration of vesting of any the Parent Options or the extension of any period during which any Parent Options may be exercised, under the terms of any Parent Employee Plan as a result of the consummation of the transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with another event).

(g)           To the extent that any Parent Employee Plan is required by any applicable Legal Requirement to be covered by any bond (e.g., fidelity or otherwise) in any particular amount, each such

Parent Employee Plan required to be covered by such bond has at all times been covered by such bond in accordance and in material compliance with all applicable Legal Requirements.

(h)           (i) There are no controversies pending or, to the knowledge of Parent, threatened, between any of the SafeNet Corporations and any of their respective foreign or domestic former or current employees, officers, directors, independent contractors or consultants (or any of their beneficiaries); (ii)  there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of Parent, threatened against or affecting any SafeNet Corporation; (iii) none of the SafeNet Corporations is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the SafeNet Corporations, (iv) none of the employees of the SafeNet Corporations is represented by any labor organization and none of the SafeNet Corporations has any knowledge of any current union organizing activities among the employees of the SafeNet Corporations, (v) the SafeNet Corporations have each at all times been in compliance in all material respects with all applicable Legal Requirements respecting employment, employment and labor practices, and with any collective bargaining agreements (both foreign and domestic), (vi) there is no unfair labor practice charge or complaint against any of the SafeNet Corporations pending or, to the knowledge of Parent, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the SafeNet Corporations pending, or to the knowledge of Parent, threatened, before the National Labor Relations Board or any similar state or foreign agency, (viii) to Parent’s knowledge, neither the Occupational Safety and Health Administration nor any corresponding state agency is threatening to file any citation, and there are no pending citations, relating to the SafeNet Corporations, and (ix) there are no pending or, to the knowledge of Parent, threatened claims by any current or former employee of the SafeNet Corporations any employment-related claims or investigations by any Governmental Authority, including any charges to the Equal Employment Opportunity Commission or state or foreign employment practice agency, investigations regarding compliance with federal, state, foreign or local wage and hour Legal Requirements, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation.

(i)            No Parent Employee Plan is a Voluntary Employees’ Beneficiary Association within the meaning of Section 501(c)(9) of the Code.

(j)            All Parent Employee Plans that are “group health plans” as defined under the respective provision comply with and have been administered in compliance with the health care continuation-coverage requirements under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all final Treasury regulations under Section 4890B of the Code explaining those requirements, and all other applicable Legal Requirements regarding continuation and/or conversion coverage and with Code Section 4980D and ERISA Sections 701 through 734.

(k)           No amount required to be paid or payable to or with respect to current or former employee of any of the SafeNet Corporations in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code or will not be deductible under Sections 162(a)(1) or 404 of the Code.

(l)            Set forth on Schedule 3.12(l) is a list of all employees of each SafeNet Corporation as of the date of this Agreement together with respect to each such employee (i) the employee’s base salary and (ii) any severance that would be due upon termination with or without cause of such employee (other than pursuant to (A) severance or bonus policies or employment or change of control agreements in each case as in effect on the date of this Agreement and listed on Schedule 3.7(a) and/or 3.12(a) of the Parent Disclosure Schedule, or (B) Legal Requirements applicable to each of the SafeNet Corporations which is formed or incorporated under the laws of a foreign jurisdiction).  Schedule 3.12(l) also sets forth with respect to each Parent employee accrued paid time off payable to each Parent employee as of October 21, 2003.

(m)          None of the SafeNet Corporations has effectuated (i) a “plant closing” (as defined in WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the SafeNet Corporations or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the SafeNet Corporations, nor has the SafeNet Corporations been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

(n)           None of the SafeNet Corporations has received a notice of any violation of any immigration and naturalization laws relating to employment and employees and all of the SafeNet Corporations have properly completed and maintained in all material respects all applicable forms (including, but not limited to, I-9 forms) and each of the SafeNet Corporations is in compliance with all such immigration and naturalization Legal Requirements and there are no citations, investigations, administrative proceedings or formal complaints of violations of immigration or naturalization Legal Requirements pending or threatened before the Immigration and Naturalization Service of any federal, state, foreign or administrative agency or court against or involving the SafeNet Corporations.

3.13        ENVIRONMENTAL MATTERS.

Each of the SafeNet Corporations is in and has conducted its activities in compliance with all applicable Environmental Laws, which compliance includes the possession by each of the SafeNet Corporations of all material permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to so comply would not result in a material liability or clean-up obligation to the SafeNet Corporations.  None of the SafeNet Corporations has received any written notice, or to its knowledge, other communication (in writing or otherwise) that alleges that any of the SafeNet Corporations is not in compliance with any Environmental Law.  To Parent’s knowledge, no current or prior owner of any property leased or controlled by any of the SafeNet Corporations has received any written notice or other communication (in writing or otherwise) that alleges that such current or prior owner or any of the SafeNet Corporations is not in compliance with any Environmental Law in such a manner as would be reasonably likely to result in a material liability or clean-up obligation of any SafeNet Corporation.  To Parent’s knowledge, all property that is leased to, controlled by or used by any of the SafeNet Corporations is free of any friable asbestos or asbestos-containing material.

3.14        GOVERNMENT CONTRACTS.

(a)           Customers and Suppliers.  The SafeNet Corporations are not currently in, and the execution and delivery of this Agreement by Parent and the consummation of the Merger by Parent will not result in, any material violation, breach or default of any term or provision or trigger automatic or optional termination of (i) any contract with any Governmental Body, (ii) any subcontract issued at any tier under a prime contract with any Governmental Body, or (iii) any bid, proposal, offer or quotation relating to a contract with any Government Body or a subcontract issued under a contract with any Government Body, except in the case of each of (i), (ii) and (iii) above, that with respect to the execution and delivery of this Agreement by Parent and the consummation of the Merger by Parent for any violation, breach or automatic or optional termination right that arises as a result of the Company’s failure to comply with the terms of such contract, subcontract, bid, proposal, offer or quotation.  The SafeNet Corporations are not in any material violation, breach or default of any provision of any federal order, statute, rule or regulation (including the FAR), agency supplements to the FAR, the Arms Export Control Act (22 U.S.C. 277 et seq.), and agency export regulations) or any similar state or local law or regulation governing any contract, subcontract, bid, or proposal with any Government Body, as applicable.  None of the SafeNet Corporations has received a cure notice, a show cause notice or a stop work notice, nor has any SafeNet Corporation been threatened with termination for default under any contract or subcontract with any Governmental Body.  To Parent’s knowledge, no request for equitable adjustment by any of its vendors, suppliers or subcontractors against it or any of the SafeNet Corporations relating to contracts or subcontracts involving any Governmental Body exists.

(b)           Government Claims.  No state of facts exists that would constitute valid grounds for the assertion of a material Claim by a Government Body against any of the SafeNet Corporations for any of the following:  (a) defective pricing, (b) FAR and/or CAS noncompliance, (c) fraud or (d) false claims or false statements.  To Parent’s knowledge, no state of facts exists that would constitute valid grounds for the assertion of a Claim by a Governmental Body against any of the SafeNet Corporations for either (y) unallowable costs as defined in the FAR at Part 31, including those that may be included in indirect cost claims for prior years that have not yet been finally agreed to by the Governmental Body; or (z) any other monetary Claims relating to the performance or administration by Parent of contracts or subcontracts for any Governmental Body.

(c)           Suspension or Debarment.  None of the SafeNet Corporations has been suspended or debarred from bidding on contracts or subcontracts with any Government Body in connection with the conduct of its business; no such suspension or debarment has been initiated or, to Parent’s knowledge, threatened.  There is no ongoing Government investigation, audit, prosecution, civil or administrative proceeding or settlement negotiation, or internal investigation, relating to the contracts or subcontracts with any Governmental Body or the violation of any federal, state or local order, statute, rule, or regulation relating to Government contracts, subcontracts, or export controls.

(d)           Technical Data.  No Government Body has any rights with respect to any technical data or computer software that are material to the business of the SafeNet Corporations.

(e)           Clearances.  The SafeNet Corporations and their officers, directors, managers and employees hold all security clearances necessary for the operation of their business as presently conducted.

3.15        LEGAL PROCEEDINGS; ORDERS.

Except as set forth in the Parent SEC Documents, there is no pending material Legal Proceeding and, to Parent’s knowledge, no Person has threatened to commence any Legal Proceeding, that involves any of the SafeNet Corporations or any of the assets owned or used by any of the SafeNet Corporations, in each case which would be reasonably likely to be material to the SafeNet Corporations; and there is no Order, writ, injunction, judgment or decree to which any of the SafeNet Corporations, or any of the material assets owned or used by any of the SafeNet Corporations, is subject.

3.16        VOTE REQUIRED.

The affirmative vote of the holders of a majority of the shares of Parent Common Stock outstanding on the record date for the Parent Stockholders’ Meeting is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve the issuance of Parent Common Stock in the Merger.

3.17        NON-CONTRAVENTION; CONSENTS.

Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger, or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)           contravene, conflict with or result in a violation of any of the provisions of the Parent Organization Documents or any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of any of the SafeNet Corporations;

(b)           subject to such filings as may be required pursuant to the HSR and any Governmental Body action related thereto, contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order, writ, injunction, judgment or decree to which any of the SafeNet Corporations, or any of the material assets owned or used by any of the SafeNet Corporations, is subject;

(c)           contravene, conflict with or result in a violation of any of the terms or requirements of, or give any material Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the SafeNet Corporations or that is otherwise material to the business of any of the SafeNet Corporations or to any of the assets owned or used by any of the SafeNet Corporations; or

(d)           contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract (except for any such violation or breach which by its terms can be cured and is so cured within the applicable cure period or where the non-breaching party has no right to accelerate or terminate as a result of such violation or breach), or give any Person the right to (i) declare a default or exercise any remedy under any Parent Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract, (iii) accelerate the maturity or performance of any Parent Material Contract, or (iv) cancel, terminate or modify any term of any Parent Material Contract, except where any such violation, breach, default or right which arises solely as a result of the execution and delivery of this Agreement by the Company and the consummation of the Merger by the Company;

Except as may be required by the Exchange Act, the DGCL and the rules and regulations of the Nasdaq Stock Market (as such rules and regulations relate to the Registration Statement and the Proxy Statement) and such filings as may be required pursuant to the HSR, none of the SafeNet Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in the case of subsections (x) and (y), where the failure to make such filing, give such notice or obtain such consent would not have a Material Adverse Effect on the SafeNet Corporations.

3.18        OPINION OF FINANCIAL ADVISOR.

The Parent’s Board of Directors has received the opinion of Credit Suisse First Boston LLC, financial advisor to Parent, that as of the date of this Agreement and subject to the assumptions, qualifications and limitations set forth therein, the Exchange Ratio is fair to Parent from a financial point of view.  Parent will furnish an accurate and complete copy of said opinion to the Company.

3.19        FINANCIAL ADVISOR.

Except with respect to Credit Suisse First Boston, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the SafeNet Corporations.  Parent has furnished to the Company an accurate and complete copy of its agreement with Credit Suisse First Boston.

3.20        TAKEOVER STATUTES

To Parent’s knowledge, no Takeover Laws are applicable to the Merger, this Agreement, the Parent Voting Agreements or any of the transactions contemplated hereby and thereby.

3.21        INFORMATION TO BE SUPPLIED.

None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Parent Proxy Statement or the Company Proxy Statement will, at the time the Parent Proxy Statement or the Company Proxy Statement is mailed to the stockholders of Parent the Company, as the case may be, or at the time of the Parent Stockholders’ Meeting or the Company’s Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Parent Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.  Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in the foregoing documents.

3.22        FOREIGN CORRUPT PRACTICES ACT.

Neither Parent, any other SafeNet Corporation, any of the SafeNet Corporation’s officers, directors, nor, to Parent’s knowledge, any employees or agents (or stockholders), distributors, representatives or other persons acting on the express, implied or apparent authority of any SafeNet Corporation, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Body in the United States or elsewhere in connection with or in furtherance of the business of any of the SafeNet Corporations (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist any SafeNet Corporation in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). Neither the business of Parent nor of any other SafeNet Corporation is in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements.  Neither Parent nor any other SafeNet Corporation has otherwise taken any action that could cause Parent or any other SafeNet Corporation to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable Legal Requirements of similar effect.

SECTION 4.         CERTAIN COVENANTS OF THE COMPANY AND PARENT

4.1          ACCESS AND INVESTIGATION.

During the period from the date of this Agreement until the earlier of the Effective Time or the date this Agreement shall be terminated in accordance with Section 7 (the “Pre-Closing Period”), subject to applicable antitrust laws and regulations relating to the exchange of information, each of the Company and Parent shall cause the Acquired Corporations, in the case of the Company, and the SafeNet Corporations in the case of Parent, to provide the other party’s Representatives, with reasonable access during normal business hours to the personnel and assets of, and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations and the SafeNet Corporations and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request, and the SafeNet Corporations, as the Company may reasonably request, as the case may be.  Each party acknowledges that the Company and Parent have previously entered into a confidentiality agreement dated July 14, 2003 (the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms.

4.2          OPERATION OF BUSINESS.

(a)           During the Pre-Closing Period the Company (which for purposes of this Section 4.2 shall include the Acquired Corporations) and Parent (which for purposes of this Section 4.2 shall include the SafeNet Corporations) shall, (i) except in the case of the Company, as provided in Schedule 4.2 of the Company Disclosure Schedule, (ii) except in the case of Parent, as provided in Schedule 4.2 of the Parent Disclosure Schedule, (iii) except as contemplated by this Agreement, and (iv) except with the prior written consent of the other party (the granting or withholding of such consent not to be unreasonably delayed): (A) conduct, in the case of the Company, the business and operations of the Acquired Corporations taken as a whole, and in the case of Parent, the business and operations of the SafeNet Corporations taken as a whole, (1) in the ordinary course consistent with prior practice, and (2) in material compliance with all applicable Legal Requirements and the requirements of all Company Material Contracts in the case of the Acquired Corporations and of all Parent Material Contracts in the case of the SafeNet Corporations; (B) use commercially reasonable efforts to preserve intact, in the case of the Company, the current business organization of the Acquired Corporations taken as a whole, and in the case of Parent, the current business organization of the SafeNet Corporations taken as a whole, keep available the services of their current officers and employees and maintain their relations and goodwill at least as favorable as at the date of this Agreement with all suppliers, customers, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with them; (C) provide all notices, assurances and support required by any Contract relating to any Company Proprietary Asset or Parent Proprietary Asset, as the case may be, in order to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by any Acquired Corporation or SafeNet Corporation, as the case may be, of any source code materials or other Company Proprietary Asset or Parent Proprietary Asset, as the case may be; and (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Acquired Corporations or the SafeNet Corporations, as the case may be (including using commercially reasonable efforts to renew such policies which may expire or terminate during the Pre-Closing Period; provided, however, that either the Company or Parent may choose not to renew any such policy without the other party’s prior written consent, subject to reasonable prior consultation with the other party).

(b)           Except as contemplated by this Agreement and set forth on Schedule 4.2(b) of the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not and shall not permit any of the other Acquired Corporations, without the prior written consent of Parent (the granting or withholding of such consent not to be unreasonably delayed)  to:

(i)            declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

(ii)           sell, issue, grant or authorize the issuance or grant of (A) any capital stock, other security (including the sale, transfer or grant of any treasury shares) or any obligation convertible or exchangeable for capital stock or any other security of any of the Acquired Corporations or (B) any Company Stock Right, other than prior to the Effective Time, (1) the Company may issue Company Common Stock upon the valid exercise of Company Stock Rights outstanding as of the date of this Agreement and (2) the Company may grant options to purchase shares of Company Common Stock at fair market value in accordance with existing Company Stock Option Plans to new employees of the Company (and the exercise of those options) in an amount not to exceed the number of options set forth on Schedule 4.2(b)(ii) of the Company Disclosure Schedule with respect to each such new employee;

(iii)          hire any employee of the Company or any other Acquired Corporation, other than employees hired in the ordinary course business consistent with prior practice and to fill positions listed on Schedule 4.2(b)(iii) of the Company Disclosure Schedule;

(iv)          except as required by applicable Legal Requirements or pursuant to the terms of a Company Employee Plan or agreement, as the case may, disclosed on Schedule 2.7 or 2.12(a) of the Company Disclosure Schedule, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Stock Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant, or other security or any related Contract;

(v)           form any Subsidiary;

(vi)          amend or permit the adoption of any amendment to the Company Organization Documents, or effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(vii)         make any capital expenditure in excess of the amount budgeted therefor on the capital expenditure budget of the Company and the other Acquired Corporations previously delivered to Parent;

(viii)        enter into or become bound by, or permit any of the Proprietary Assets owned by it to become bound by, any Company Material Contract under which the Company grants an exclusive license to or other exclusive rights in any such Proprietary Asset;

(ix)           acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person, except for (A) the purchase of assets from suppliers or vendors in the ordinary course of business consistent with prior practice or (B) Permitted Company Acquisitions.

(x)            sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of any of its material assets, except for sales, dispositions or transfers in the ordinary course of business consistent with prior practice;

(xi)           (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any agreement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business, (B) make any loans or advances to any other Person other than in the ordinary course of business consistent with prior practice or (C) make any capital contributions to, or investments in, any other Person (other than in connection with a Permitted Company Acquisition);

(xii)          (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payments, discharges or satisfactions in the ordinary course of business consistent with prior practice of liabilities reflected or reserved against in, or contemplated by, the Company Financial Statements or (B) subject to Section 4.3(d), (1) waive any material benefits of, or agree to modify in any material respect, any standstill or similar agreement to which any Acquired Corporation is a party or (2) waive any benefits of, or agree to modify, any confidentiality agreement or similar agreement to which any Acquired Corporation is a party (other than confidentiality agreements entered into in the ordinary course of business consistent with prior practice where such modification or waiver would not have a Material Advance Effect on the Acquired Corporations);

(xiii)         except as set forth in Schedule 2.7(a) and 2.12(a) of the Company Disclosure Schedule, (A) except as required by Legal Requirements applicable to each of the Acquired Corporations which is formed or incorporated under the laws of a foreign jurisdiction (1) increase in any material manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee; (2) grant any severance or termination pay to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee; (3) pay any benefit not provided for under any Company Employee Plan or other arrangement; (4) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Plan or other arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Employee Plan or other arrangement or agreement or awards made thereunder); or (5) take any action to fund prior to when due or in any other way secure the payment of compensation or benefits under any agreement or (B) except as may be required to comply with applicable Legal Requirements, establish, adopt, enter into or amend any Company Employee Plan or other arrangement;

(xiv)        change any of its methods of accounting or accounting practices in any respect, except as required by GAAP;

(xv)         make or rescind any express or deemed material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns;

(xvi)        commence or settle any material Legal Proceeding other than in the ordinary course consistent with prior practice;

(xvii)       take, agree to take, or omit to take any action which would cause any of the conditions set forth in Section 6 not to be able to be satisfied prior to the Termination Date; or

(xviii)      agree or commit to take any of the actions described in clauses “(i)” through “(xvii)” of this Section 4.2(b).

(c)           The Company shall not, and shall not permit any of the other Acquired Corporations, without prior reasonable consultation with Parent, to:

(i)            enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Material Contract, or waive, release, or assign any rights or claims, or modify or terminate any Company Material Contract; or

(ii)           enter into or agree to enter into any Permitted Company Acquisition.

(d)           Except as contemplated by this Agreement and as set forth on Schedule 4.2(d) of the Parent Disclosure Schedule, during the Pre-Closing Period, neither Parent nor Merger Sub shall, nor shall they permit any of the SafeNet Corporations, without the prior written consent of the Company (the granting or withholding of such consent not to be unreasonably delayed)  to:

(i)            declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

(ii)           sell, issue, grant or authorize the issuance or grant of (A) any capital stock, other security (including the sale, transfer or grant of any treasury shares) or any obligation convertible or exchangeable for capital stock or any other security of any of the SafeNet Corporations or (B) any Parent Stock Right, other than prior to the Effective Time, (1) Parent may issue Parent Common Stock upon the valid exercise of Parent Stock Rights outstanding as of the date of this Agreement, (2) Parent may grant options to purchase shares of Parent Common Stock at fair market value in the ordinary course of business consistent with prior practice and in accordance with existing Parent Stock Option Plans (and the exercise of those options), (3) shares of Parent Common Stock issuable to participants in the Parent ESPP consistent with the terms thereof, and (4) shares of Parent Common Stock and Parent Stock Rights in connection with Parent Permitted Acquisitions;

(iii)          except as required by applicable Legal Requirements or pursuant to the terms of a Parent Employee Plan or agreement, as the case may, disclosed on Schedule 3.7 or 3.12(a) of the Parent Disclosure Schedule, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Parent Stock Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant, or other security or any related Contract;

(iv)          amend or permit the adoption of any amendment to the Parent Organization Documents, or effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(v)           make any capital expenditure in excess of the amount budgeted therefor on the capital expenditure budget of Parent and the other SafeNet Corporations previously delivered to the Company;

(vi)          enter into or become bound by, or permit any of the Proprietary Assets owned by it to become bound by, any Parent Material Contract under which Parent grants an exclusive license to or other exclusive rights in such Proprietary Asset;

(vii)         acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person, except for (A) the purchase of assets from suppliers or vendors in the ordinary course of business consistent with prior practice or (B) Permitted Parent Acquisitions;

(viii)        sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of any of its material assets, except for sales, dispositions or transfers in the ordinary course of business consistent with prior practice;

(ix)           (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any agreement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business, (B) make any loans or advances to any other Person other than in the ordinary course of business consistent with prior practice or (C) make any capital contributions to, or investments in, any other Person other than in connection with a Permitted Parent Acquisition;

(x)            (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payments, discharges or satisfactions in the ordinary course of business consistent with prior practice of liabilities reflected or reserved against in, or contemplated by, the Parent Financial Statements or (B) subject to Section 4.4(d), (1) waive any material benefits of, or agree to modify in any material respect, any standstill or similar agreement to which any SafeNet Corporation is a party or (2) waive any benefits of, or agree to modify, any confidentiality agreement or similar agreement to which any SafeNet Corporation is a party (other than confidentiality agreements entered into in the ordinary course of business consistent with prior practice where such modification or waiver would not have a Material Advance Effect on the SafeNet Corporations);

(xi)           change any of its methods of accounting or accounting practices in any respect, except as required by GAAP;

(xii)          make or rescind any express or deemed material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns;

(xiii)         take, agree to take, or omit to take any action which would cause the conditions set forth in Section 6 not to be able to be satisfied prior to the Termination Date; or

(xiv)        agree or commit to take any of the actions described in clauses “(i)” through “(xiii)” of this Section 4.2(d).

(e)           Parent shall not, and shall not permit any of the SafeNet Corporations, without prior reasonable consultation with the Company, to:

(i)            enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Parent Material Contract which, in the case of any individual contract, exceeds $1,000,000, or waive, release, or assign any rights or claims, or modify or terminate any Parent Material Contract which, in the case of any individual contract, exceeds $1,000,000; or

(ii)           settle any material Legal Proceeding other than in the ordinary course of business consistent with prior practice.

4.3          NO SOLICITATION BY THE COMPANY.

(a)           During the Pre-Closing Period, the Company shall not, directly or indirectly, and shall not, directly or indirectly, authorize or permit any of the other Acquired Corporations or any officer or director of any of the Acquired Corporations, or authorize or knowingly permit any other employee, agent or consultant of any of the Acquired Corporations to, (i) solicit, encourage, initiate or seek the making, submission or announcement of any Company Acquisition Proposal, (ii) furnish any non-public information regarding any of the Acquired Corporations to any Person (other than Parent or Merger Sub) in connection with or in response to a Company Acquisition Proposal or an inquiry that the Company believes in good faith could be expected to lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Company Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; provided, however, that this Section 4.3 shall not prohibit (A) the Company, or the Board of Directors of the Company, prior to receipt of the approval of the Company’s stockholders of this Agreement, from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to an unsolicited, bona fide written Company Acquisition Proposal that the Board of Directors of the Company concludes in good faith could reasonably be expected to result in a Company Superior Offer that is submitted to the Company by such Person (and not withdrawn) if (1) none of the Acquired Corporations or any officer or director of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3 in connection with the receipt of such Company Acquisition Proposal, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action with respect to such Company Acquisition Proposal is required to comply with the fiduciary duties of the Board of Directors of the Company to the Company stockholders under applicable Legal Requirements, (3) the Company gives Parent prompt written notice of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement with provisions no less restrictive than those contained in the Confidentiality Agreement; and (4) the Company furnishes such nonpublic information to such Person and to Parent at substantially the same time (to the extent such nonpublic information has not been previously furnished by the Company to Parent); or (B) the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Company Acquisition Proposal.

(b)           The Company shall promptly (and in no event later than twenty four (24) hours after the Company gains knowledge of its receipt of any Company Acquisition Proposal), or any request for nonpublic information relating to any of the Acquired Corporations in connection with a response to a Company Acquisition Proposal, advise Parent orally and in writing of such Company Acquisition Proposal or request (including providing the identity of the Person making or submitting such Company Acquisition Proposal or request, and a summary of the material terms thereof, if the Company Acquisition Proposal is not in writing, or a copy of the Company Acquisition Proposal and any related draft agreements if it is in writing) that is made or submitted by any Person during the Pre-Closing Period.  The Company shall keep Parent informed in all material respects on a prompt basis with respect to the status of any such Company Acquisition Proposal or request and any material modification or proposed material modification thereto.

(c)           Upon the execution of this Agreement, the Company shall immediately cease and cause to be terminated any discussions existing as of the date of this Agreement with any Person (other than Parent) that relate to any Company Acquisition Proposal.

(d)           Notwithstanding anything in Section 4.2(b)(xii)(B), the Company agrees not to release any Person (other than Parent) from or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company is a party and which relates to a Company Acquisition Proposal, and will use its commercially reasonable efforts to enforce each such agreement at the request of Parent.

(e)           Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may at any time prior to receipt of the approval of the Company’s stockholders of this Agreement, withhold, withdraw or modify the Company Recommendation in a manner adverse to Parent if: (i) an unsolicited, bona fide written offer is made to the Company by a third party for a Company Acquisition Transaction, and such offer is not withdrawn; (ii) the Company’s Board of Directors determines in good faith, after consultation with its financial advisor, that such offer constitutes a Company Superior Offer; (iii) following consultation with outside legal counsel, the Company’s Board of Directors determines that the withdrawal or modification of such Company Recommendation is required to comply with the fiduciary duties of the Board of Directors of Company to the stockholders of the Company under applicable Legal Requirements; (iv) the Company Recommendation is not withdrawn or modified in a manner adverse to Parent at any time prior to three (3) business days after Parent receives written notice from the Company confirming that the Company’s Board of Directors has determined that such offer is a Company Superior Offer, and (v) at the end of such three (3) business day period, after taking into account any adjustment or modification of the terms of this Agreement proposed by Parent (and any adjustment or modification of the terms of such Company Acquisition Proposal), the Board of Directors of the Company again makes the determination in good faith that the withdrawal or modification of such Company Recommendation is required to comply with the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable Legal Requirements.

4.4          NO SOLICITATION BY PARENT.

(a)           During the Pre-Closing Period, Parent shall, not directly or indirectly, and shall not, directly or indirectly, authorize or permit any of the other SafeNet Corporations or any officer or director of any of the SafeNet Corporations, or authorize or knowingly permit any other employee, agent or consultant of any of the SafeNet Corporations to, (i) solicit, encourage, initiate or seek the making, submission or announcement of any Parent Acquisition Proposal, (ii) furnish any non-public information regarding any of the SafeNet Corporations to any Person (other than to the Company) in connection with or in response to a Parent Acquisition Proposal or an inquiry that Parent believes in good faith could be expected to lead to a Parent Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Parent Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Parent Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction; provided, however, that this Section 4.4 shall not prohibit (A) Parent, or the Board of Directors of Parent, prior to receipt of the approval of Parent’s stockholders of the issuance of Parent Common Stock pursuant to the Merger, from furnishing nonpublic information regarding the SafeNet Corporations to, or entering into discussions or negotiations with, any Person in response to an unsolicited, bona fide written Parent Acquisition Proposal that the Board of Directors of Parent concludes in good faith could reasonably be expected to result in a Parent Superior Offer that is submitted to Parent by such Person (and not withdrawn) if (1) none of the SafeNet Corporations or any officer or director of any of the SafeNet Corporations shall have violated any of the restrictions set forth in this Section 4.4 in connection with the receipt of such Parent Acquisition Proposal, (2) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that such action with respect to such Parent Acquisition Proposal is required to comply with the fiduciary duties of the Board of Directors of Parent to Parent stockholders under applicable Legal Requirements, (3) Parent gives the Company prompt written notice of Parent’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement with provisions no less restrictive than those contained in the Confidentiality Agreement; and (4) Parent furnishes such nonpublic information to such Person and to the Company at substantially the same time (to the extent such nonpublic information has not been previously furnished by Parent to the Company); or (B) Parent from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Parent Acquisition Proposal.

(b)           Parent shall promptly (and in no event later than twenty four (24) hours after Parent gains knowledge of its receipt of any Parent Acquisition Proposal), or any request for nonpublic information relating to any of the Acquired Corporations in connection with a response to a Parent Acquisition Proposal, advise the Company orally and in writing of such Parent Acquisition Proposal or request (including providing the identity of the Person making or submitting such Parent Acquisition Proposal or request, and a summary of the material terms thereof, if Parent Acquisition Proposal is not in writing, or a copy of Parent Acquisition Proposal and any related draft agreements if it is in writing) that is made or submitted by any Person during the Pre-Closing Period.  Parent shall keep the Company informed in all material respects on a prompt basis with respect to the status of any such Parent Acquisition Proposal or request and any material modification or proposed material modification thereto.

(c)           Upon the execution of this Agreement, Parent shall immediately cease and cause to be terminated any discussions existing as of the date of this Agreement with any Person (other than Parent) that relate to any Parent Acquisition Proposal.

(d)           Notwithstanding anything in Section 4.2(d)(x)(B), Parent agrees not to release any Person (other than the Company) from or waive any provision of any confidentiality, “standstill” or similar agreement to which Parent is a party and which relates to a Parent Acquisition Proposal, and will use its commercially reasonable efforts to enforce each such agreement at the request of the Company.

(e)           Notwithstanding anything in this Agreement to the contrary, the Board of Directors of Parent may at any time prior to receipt of the approval of Parent’s stockholders of the issuance of Parent Common Stock pursuant to the Merger, withhold, withdraw or modify the Parent Recommendation in a manner adverse to Parent if: (i) an unsolicited, bona fide written offer is made to Parent by a third party for a Parent Acquisition Transaction, and such offer is not withdrawn; (ii)  Parent’s Board of Directors determines in good faith, after consultation with its financial advisor, that such offer constitutes a Parent Superior Offer; (iii) following consultation with outside legal counsel, Parent’s Board of Directors determines that the withdrawal or modification of such Parent Recommendation is required to comply with the fiduciary duties of the Board of Directors of Parent to the stockholders of Parent under applicable Legal Requirements; (iv) the Parent Recommendation is not withdrawn or modified in a manner adverse to the Company at any time prior to three (3) business days after the Company receives written notice from Parent confirming that Parent’s Board of Directors has determined that such offer is a Parent Superior Offer, and (v) at the end of such three (3) business day period, after taking into account any adjustment or modification of the terms of this Agreement proposed by the Company (and any adjustment or modification of the terms of such Parent Acquisition Proposal), the Board of Directors of Parent again makes the determination in good faith that the withdrawal or modification of such Parent Recommendation is required to comply with the fiduciary duties of the Board of Directors of Parent to the stockholders of Parent under applicable Legal Requirements.

SECTION 5.         ADDITIONAL COVENANTS OF THE PARTIES

5.1                               REGISTRATION STATEMENT AND PROXY STATEMENT FOR STOCKHOLDER APPROVAL.

As soon as practicable following the execution of this Agreement, Parent and the Company shall jointly prepare, and Parent shall file with the SEC, a joint registration and proxy statement consisting of a proxy statement of the Company in connection with the Merger complying with applicable Legal Requirements (the “Company Proxy Statement”), a proxy statement of Parent in connection with the Merger and issuance of Parent Common Stock in the Merger and complying with applicable Legal Requirements (the “Parent Proxy Statement”) and a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the “Registration Statement”) for the offer and sale of Parent Common Stock pursuant to the Merger and in which the Company Proxy Statement and the Parent Proxy Statement will be included as a prospectus.  Each of the Company and Parent shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing.  The Company and Parent will use reasonable efforts to cause the Company Proxy Statement to be mailed to the Company’s stockholders, the Parent Proxy Statement to be mailed to the Parent’s stockholders, as promptly as practicable after the Registration Statement is declared effective under the Securities Act.  Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws and other applicable Legal Requirements in connection with the issuance of Parent Common Stock pursuant to the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement.  No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the

Registration Statement or Parent Proxy Statement will be made by Parent, or with respect to the Company Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon.  Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.  The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.  Parent will advise the Company, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Registration Statement or the Parent Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.  If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, is discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Registration Statement, the Company Proxy Statement or the Parent Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the stockholders of the Company or the stockholders of Parent, as the case may be.

5.2          COMPANY STOCKHOLDERS’ MEETING AND PARENT STOCKHOLDERS’ MEETING.

(a)           The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the “Company Stockholders’ Meeting”).  The Company Stockholders’ Meeting shall be held as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act.  The Company will consult with Parent to use its commercially reasonable efforts to hold the Company Stockholders’ Meeting on the same day as the Parent’s Stockholder Meeting.  Subject to Section 4.3, the Company shall use commercially reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of this Agreement and shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.  Once the Company Stockholders’ Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders’ Meeting (other than for the absence of a quorum) without the consent of Parent.

(b)           Subject to Section 4.3(e), the Company Proxy Statement shall include the Company Recommendation, and the Company Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Company Recommendation in a manner adverse to Parent shall be adopted or proposed.

(c)           The Company’s obligation to call, give notice of and hold the Company Stockholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Company Superior Offer or other Company Acquisition Proposal, or by any withdrawal or modification of the Company Recommendation.

(d)           The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, the Parent Proxy Statement and the Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Body is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement, the Parent Proxy Statement and the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

(e)           Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock pursuant to the Merger (the “Parent Stockholders’ Meeting”).  The Parent Stockholders’ Meeting shall be held as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act.  Parent will consult with the Company to use its commercially reasonable efforts to hold the Parent’s Stockholders Meeting on the same day as the Company’s Stockholder Meeting.  Subject to Section 4.4(e), the Parent Proxy Statement shall include the Parent Recommendation, and such Parent Recommendation shall not be withdrawn or modified in a manner adverse to the Company and no resolution by the Board of Directors of Parent or any committee thereof to withdraw or modify such Parent Recommendation in a manner adverse to the Company shall be adopted or proposed.  Subject Section 4.4, Parent shall use commercially reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of the issuance of Parent Common Stock and shall ensure that all proxies solicited in connection with the Parent Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.  Once the Parent Stockholders’ Meeting has been called and noticed, Parent shall not postpone or adjourn the Parent Stockholders Meeting (other than for the absence of a quorum) without the consent of the Company, Parent’s obligation to call, give notice of and hold the Parent Stockholders’ Meeting in accordance with Section 5.2(e) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Parent Superior Offer or other Parent Acquisition Proposal, or by any withdrawal or modification of the Parent Recommendation.

5.3          REGULATORY APPROVALS

(a)           As soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act.  The Company and Parent each shall each use all reasonable efforts to obtain early termination of any waiting period under HSR and Company and Parent shall each promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC or the DOJ.

(b)           Each of the Company and Parent shall use its commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all other notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement (including pre-merger notification forms required by the merger notification or control laws and regulations of any applicable foreign jurisdiction, as agreed to by the parties).  Each of Parent and the Company shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by a Governmental Body of any jurisdiction and which the parties may reasonably deem appropriate.

(c)           Each of the Company and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat, and (iii) promptly inform the other party of any communication to or from any Governmental Body regarding the Merger.

5.4          STOCK OPTIONS; EMPLOYEE BENEFIT PLANS

(a)           Effective as of the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, shall be assumed by Parent.  As of the Effective Time, each such Company Option shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock in an amount, at an exercise price and subject to such terms and conditions determined as provided below. Except as set forth in Section 5.4(b), each Company Option so assumed by Parent shall be subject to, and exercisable and vested upon, the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option and other related agreements issued thereunder, including without limitation the maximum term of the Company Option and the provisions regarding termination of the Company Option following a termination of employment, except that (A) each assumed Company Option shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; (B) the exercise price per share of Parent Common Stock subject to each assumed Company Option shall be an amount equal to (i) the exercise price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by (ii) the Exchange Ratio (rounded up to the nearest whole cent); and (C) references under the Company Option to a termination of employment shall mean, on and after the Effective Time, a termination of employment with the Surviving Corporation or any SafeNet Corporation.

(b)           Each Company Option that is assumed by Parent under Section 5.4(a) and held by an individual who is immediately prior to the Effective Time an employee (including an officer) of any Acquired Corporation shall become fully vested and exercisable in the event that the individual’s employment is terminated by Surviving Corporation or any SafeNet Corporation without “cause” between the Effective Time and the first anniversary thereof.  If such stock option holder is a party to a written employment agreement which contains a definition of “cause”, then “cause” for purpose of this Section 5.4(b) shall be determined according to the terms of and in a manner consistent with the provisions of such written employment agreement.  If such stock option holder is not party to such a written employment agreement, then for purposes of this Section 5.4(b), “cause” shall mean (i) the willful and repeated failure to perform his or her duties (as determined in good faith by Parent) after such option holder has received a written demand for performance specifically setting forth the factual basis for such belief, after which such option holder shall have fifteen days to cure such deficiency; (ii) any act of dishonesty or bad faith with respect to the Surviving Corporation or any SafeNet Corporation that merits termination of employment (as determined in good faith by Parent); (iii) or the conviction of or plea of nolo contendere to any felony.  The accelerated vesting provided in this section shall be in addition to, and not by way of limitation of, any rights to accelerated vesting of the respective stock option under its governing documents.

(c)           The Company’s Board of Directors, or its duly appointed committee to administer the Company Stock Option Plans, shall adopt resolutions, effective contingent upon the consummation of the transactions contemplated hereby, immediately prior to the Closing Date, to provide for the application of Section 5.4(a) and (b) to Company Options outstanding as of immediately prior to the Effective Time.

(d)           The conversion of Company Options provided for in Section 5.4(a) shall, with respect to any options which are intended to be “incentive stock options” (as defined in Section 422 of the Code), be effected in a manner consistent with Section 424(a) of the Code.

(e)           Except as provided elsewhere in this Agreement, the Surviving Corporation will, from and after the Effective Time, for a period of not less than two (2) years, maintain (i) the Company medical, dental, vision, flexible spending, employee assistance, life insurance, disability insurance, educational assistance, vacation, and holiday programs as described or referenced on Schedule 2.12(a), or provide comparable or equivalent programs on a plan by plan or program by program basis (as the case may be), and (ii) the Company’s 401(k) Plan Matching Contribution level currently in effect as of the date of execution of this Agreement.  Thereafter, in the event that such Company programs are terminated, the employees of the Surviving Corporation shall become participants in replacement Surviving Corporation and/or Parent benefit arrangements, which shall be comparable and no less favorable to the benefit arrangements provided to similarly situated employees of Parent.  At such time as the Surviving Corporation employees commence participation in replacement plans of the Surviving Corporation and/or Parent, the following shall apply: (i) Parent and/or Surviving Corporation shall provide or cause to be provided that under each employee benefit plan, policy, program or arrangement where service is relevant to a determination of an employee’s eligibility to participate, vesting, or level or amount of benefits (other than benefit accruals under a pension plan), employees of the Company who become employees of Parent and/or Surviving Corporation shall be credited with their period of service with the Company prior to the Closing, to the extent permitted by applicable law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rules; (ii) subject to the approval of any insurance carrier and to the extent consistent with applicable law and applicable tax qualification requirements, Parent and/or Surviving Corporation shall make available, or cause to be made available, to those employees of the Company who become employees of Parent and/or Surviving Corporation, employee benefit plans and programs, without regard to any preexisting condition limitation, actively-at-work requirement or similar limitation, provided, and only to the extent, that any analogous restriction applied to such employee under an analogous Company Employee Plan had been satisfied as of such date; and (iii) in determining any such employee’s share of the cost of coverage under any plan or program of Parent and/or Surviving Corporation for the year in which the participation begins, Parent and/or Surviving Corporation shall make commercially reasonable efforts to credit the employee with any co-pays and deductibles made by or on behalf of such employee under each comparable Company Employee Plan for such year.

(f)            It is expressly understood and agreed that (i) the provisions of Section 5.4(e) are statements of intent, (ii) no employee of the Surviving Corporation shall have rights or remedies, including rights of enforcement, with respect thereto and (iii) no employee of the Surviving Corporation is or is intended to be a third party beneficiary thereof.  Except as otherwise provided in Section 5.4(e), Parent and/or Surviving Corporation shall not be prohibited or restricted from amending, suspending or terminating any of its employee benefit plans or the Company Employee Plans following the Effective Time or terminating any of its employees or modifying their pay or employee benefits following such date.

5.5          INDEMNIFICATION OF OFFICERS AND DIRECTORS.

(a)           From and after the Effective Time, Parent and the Surviving Corporation, jointly and severally, shall honor all rights to indemnification existing as of the date of this Agreement in favor of (i) current and former directors, officers and employees of the Company (the “Indemnified Persons”) and (ii) those Persons who have indemnification agreements with the Company as of the date of this Agreement, for acts and omissions occurring prior to or at the Effective Time, as provided in the Company Organizational Documents and under each indemnification agreement with the Indemnified Persons to which the Company is a party (as each is in effect as of the date of this Agreement), to continue in effect after the consummation of the Merger for a period of six (6) years from the date of this Agreement.  The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to those contained in the Company Organizational Documents, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of Indemnified Persons, unless such modification is required by applicable Legal Requirements.

(b)           For a period of six (6) years from the date of this Agreement, Parent and the Surviving Corporation shall, jointly and severally, provide for officers’ and directors’ liability insurance for the benefit of each Person (other than the Company) named as an insured party in any officers’ and directors’ liability insurance policy held by the Company as of the date of this Agreement (the “Insured Parties”), on terms with respect to such coverage no less favorable than those of such policy in effect on the date of this Agreement, covering only those acts or omissions occurring prior to or at the Effective Time; provided that neither Parent nor the Surviving Corporation shall be required to maintain such policies to the extent the cost of maintaining the same shall exceed $1,000,000 in the aggregate, in which case Parent or the Surviving Corporation shall maintain as much comparable insurance as can be obtained for such amount.  Prior to the Effective Time, the Company shall take all reasonable actions requested by Parent to maintain such directors and officers liability insurance.

(c)           The terms of this Section 5.5 are intended to be for the benefit of and shall be enforceable by the Indemnified Parties and the Insured Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their successors and assigns.  In the event Parent or the Surviving Corporation (or any of their successors and assigns) (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor or assign of Parent or the Surviving Corporation, as the case may be, honors the obligation set forth with respect to Parent or the Surviving Corporation, as the case may be, in this Section 5.5.

5.6          ADDITIONAL AGREEMENTS.

(a)           Each of Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to carry out the intent and purposes of this Agreement and to consummate the Merger and make effective the other transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, each party to this Agreement (i) shall cooperate fully with the other party, shall execute and deliver such further documents, certificates, agreements and instruments and shall take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement (including, without, limitation, the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder), (ii) give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (iii) shall use its reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iv) shall use its reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger.  The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.

(b)           Parent shall take all requisite action, effective as of the Effective Time, to cause to be elected as directors Walter W. Straub and Arthur L. Money (“Company Designees”) to Parent’s Board of Directors the, effective as of the Effective Time.  If, prior to the Effective Time, one or more of such Company Designees becomes unable to serve on the Parent Board, the Company shall select a replacement candidate, reasonably acceptable to Parent.

5.7          PUBLIC DISCLOSURE.

The initial press release relating to this Agreement shall be a joint press release and thereafter Parent and the Company shall consult with each other and shall upon the text of any press release or public statement before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Legal Requirements or any listing agreement with, or the rules of, Nasdaq, in which case reasonable efforts to consult with the other party shall be made prior to such release or public statement; provided however, that no such consultation shall be required if, prior to the date of such release or public statement, either party shall have withheld, withdrawn, amended or modified the Company Recommendation or the Parent Recommendation, as the case may be.

5.8          TAX MATTERS.

At or prior to the filing of the Registration Statement, the Company and Parent shall execute and deliver to Wilson Sonsini Goodrich & Rosati, Professional Corporation, and to Venable LLP tax representation letters in customary form satisfactory to such counsel.  Parent, Merger Sub and the Company shall each confirm to Wilson Sonsini Goodrich & Rosati, Professional Corporation, and to Venable LLP on such dates as shall be reasonably requested by Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Venable LLP, the accuracy and completeness of the tax representation letters delivered pursuant to the immediately preceding sentence.  Upon the request of counsel, the Company and Parent shall execute and deliver updated tax representation letters in customary form satisfactory to such counsel on or before the Closing Date in connection with the opinions of counsel referred to in Section 6.1(f). Each of Parent and the Company shall use its reasonable best efforts prior to and following the Effective Time to cause the Merger to qualify as a reorganization under Section 368(a) of the Code.  Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.8, each of Parent and the Company shall use its reasonable efforts to cause Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Venable LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act.  In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.8.

5.9          RESIGNATION OF DIRECTORS.

The Company shall use its reasonable efforts to obtain and deliver to Parent prior to the Closing the resignation of each director of each of the Acquired Corporations, effective as of the Effective Time.

5.10        LISTING.

Parent shall use its best efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to official notice of issuance) on the Nasdaq National Market, as of the Effective Time.

5.11        TAKEOVER LAWS

If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and thereby and otherwise act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

5.12                        FORM S-8; SECTION 16.

(a)           Parent agrees to file one or more registration statements on Form S-8 or other form to the extent S-8 is unavailable for the shares of Parent Common Stock issuable with respect to assumed Company Options within five (5) days subsequent to the Effective Time and keep any such registration statements effective until all shares registered thereunder have been issued, provided, however, that it shall not be considered a breach of this Section 5.12 by Parent if Parent cannot file such S-8 within five (5) days due to the fact that Parent does not receive a required independent auditors consent within five (5) days after using commercially reasonable efforts to obtain such consent; and provided that Parent continues to use commercially reasonable efforts to obtain such consent and file such S-8 promptly after such consent is obtained.

(b)           Parent shall, prior to the Effective Time, cause Parent’s Board of Directors to approve the issuance of Parent equity securities (including derivative securities) in connection with the Merger with respect to any employees of the Company who as of the Effective Time are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3; provided, however, that Parent shall not be deemed to have violated this covenant if the Company does not provide to the Board of Directors of Parent at least ten (10) business days prior to the Effective Time, all information reasonably requested by Parent for the purpose of effecting such exemption.  Prior to the Effective Time, the Board of Directors of the Company shall approve the disposition of Company equity securities (including derivative securities) in connection with the Merger by those directors and officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.

5.13        AFFILIATES.

Attached as Schedule 5.13 to this Agreement is a list of all Persons who are, to the Company’s knowledge, affiliates of the Company for purposes of Rule 145 under the Securities Act as of the date of this Agreement.  Prior to the effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to deliver or cause to be delivered an executed Rule 145 affiliate agreement in the form attached hereto as Exhibit D from each of the persons listed on Schedule 5.13.

5.14        LITIGATION.

The Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Company Voting Agreements and Parent Voting Agreements.

5.15        ADVICE OF CHANGES.

Each of the Company and Parent will give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in any of the conditions set forth in Section 6 not being able to be satisfied prior to the Termination Date or (ii) any resignation of an employee of the Company at the director or Vice President level or above or that any such employee has given written notice of such employee’s intent to resign or voluntarily terminate his employment with any Acquired Corporation.

SECTION 6.  CONDITIONS TO THE MERGER

6.1          CONDITIONS TO EACH PARTY’S OBLIGATION.

The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by each party on or prior to the Effective Time of each of the following conditions:

(a)           This Agreement shall have been adopted by the requisite vote of the stockholders of the Company.  The issuance of shares of Parent Common Stock pursuant to the Merger shall have been adopted and approved by requisite vote of the stockholders of Parent;

 (b)          No provision of any applicable Legal Requirements and no judgment, injunction, Order or decree shall be in effect that prohibits the consummation of the Merger or the other transactions contemplated by this Agreement;

(c)           The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

(d)           The shares of Parent Common Stock to be issued pursuant to the Merger shall have been authorized for listing on the Nasdaq National Market (subject to official notice of issuance);

(e)           Any waiting period (and any extension thereof) applicable to the Merger under HSR shall have been terminated or shall have expired, and Parent, Merger Sub and Company shall have timely obtained from each Governmental Body all approvals, waivers and consents set forth on Schedule

6.1(e) of the Company Disclosure Schedule and all other approvals, waivers or consents the failure of which to obtain would have a Material Adverse Effect; and

(f)            (i) Parent shall have received and Venable LLP shall not have subsequently rescinded an opinion of Venable LLP, in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Company shall have received and Wilson, Sonsini Goodrich & Rosati, Professional Corporation shall not have subsequently rescinded an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In connection with the opinions referred to in this Section 6.1(f), Wilson Sonsini Goodrich & Rosati, Professional Corporation and Venable LLP shall be entitled to rely upon the tax representation letters of Parent and the Company referred to in Section 5.8.

6.2                               ADDITIONAL CONDITIONS TO PARENT’S AND MERGER SUB’S OBLIGATIONS.

The respective obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by Parent and Merger Sub on or prior to the Effective Time of each of the following conditions:

(a)           there shall not be pending or threatened any Legal Proceeding in which a Governmental Body is: (i) seeking to prohibit or limit in any material respect Merger Sub’s or Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (ii) seeking to materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Acquired Corporations; or (iii) seeking to compel Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement;

(b)           the Company shall have performed or complied in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Effective Time;

(c)           the representations and warranties of the Company contained in this Agreement not qualified by Material Adverse Effect shall be accurate, except where the failure to be accurate would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and the representations and warranties of the Company contained in this Agreement which are qualified by Material Adverse Effect shall be accurate, in the case of each, as of the date of this Agreement, and on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct on and as of such particular date) with the same force and effect as if made on and as of the Effective Time;

(d)           there shall not have been a Material Adverse Effect on the Acquired Corporations (other than any Material Adverse Effect that could have reasonably been expected to arise out of a matter disclosed on the Company Disclosure Schedules); and

(e)           Parent shall have received a certificate from an executive officer of the Company certifying as to the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 6.2.

The foregoing conditions are for the sole benefit of Parent and Merger Sub and may, subject to the terms of the Agreement, be waived by Parent and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Merger Sub. The failure by Parent and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

6.3                               ADDITIONAL CONDITIONS TO THE COMPANY’S OBLIGATIONS.

The obligations of the Company to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by the Company on or prior to the Effective Time of each of the following conditions:

(a)           there shall not be pending or threatened any Legal Proceeding in which a Governmental Body is: (i) seeking to prohibit or limit in any material respect Merger Sub’s or Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (ii) seeking to materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Acquired Corporations; or (iii) seeking to compel Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement;

(b)           Parent or Merger Sub shall have performed or complied in all material respects with the covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Effective Time

(c)           the representations and warranties of Parent contained in this Agreement not qualified by Material Adverse Effect shall be accurate, except where the failure to be accurate would not, in the aggregate, reasonably expected to have a Material Adverse Effect and the representations and warranties of Parent contained in the Agreement which are qualified by Material Adverse Effect shall be accurate, in the case of each, as of the date of this Agreement, and on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct on and as of such particular date) with the same force and effect as if made on and as of the Effective Time;

(d)           there shall have not been a Material Adverse Effect on the SafeNet Corporations (other than any Material Adverse Effect that could have reasonably been expected to arise out of a matter disclosed on the Parent Disclosure Schedules); and

(e)           the Company shall have received a certificate from an executive officer of Parent certifying as to the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 6.3.

The foregoing conditions are for the sole benefit of the Company and may, subject to the terms of the Agreement, be waived by the Company, in whole or in part at any time and from time to time, in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

SECTION 7.  TERMINATION

7.1          TERMINATION.

This Agreement may be terminated prior to the Effective Time, whether before or after adoption of this Agreement by the Company’s stockholders:

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company if (i) the Merger shall not have been consummated by the date which one hundred eighty (180) days after the date of this Agreement, provided, that such date shall automatically be extended by an additional forty-five (45) day periods if all conditions to the obligations of Parent and Merger Sub and the Company to consummate the Merger have been satisfied or waived except for the condition set forth in Section 6.1(e) (such 180-day period or such extended 225-day period, if applicable, the “Termination Date”); and, provided, further that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been the cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or (ii) a Company Stockholders’ Meeting is held and the holders of Company Common Stock do not adopt this Agreement; or (iii) a Parent Stockholders’ Meeting is held and the holders of Parent Common Stock do not approve the issuance of Parent Common Stock pursuant to the Merger;

(c)           by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)           by Parent, at any time prior to the Effective Time, if a Company Triggering Event shall have occurred;

(e)           by Company, at any time prior to the Effective Time, if a Parent Triggering Event shall have occurred;

(f)            by Parent, at any time prior to the Effective Time, if any of the Company’s covenants, representations or warranties contained in this Agreement shall have been breached or, any of the Company’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.2(b), Section 6.2(c) or Section 6.2(d) would not be satisfied as of the time of such breach or at the time such representation or warranty shall have become untrue, and such breach shall not have been cured within thirty (30) days of receipt by the Company of written notice of such breach describing the details of such breach; and

(g)           by the Company, at any time prior to the Effective Time, if any of Parent’s or Merger Sub’s covenants, representations or warranties contained in this Agreement shall have been breached or, any of Parent’s and Merger Sub’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.3(b), Section 6.3(c) or Section 6.3(d) would not be satisfied as of the time of such breach or at the time such representation or warranty shall have become untrue, and such breach shall not have been cured within thirty (30) days of receipt by Parent written notice of such breach describing the details of such breach.

7.2          EFFECT OF TERMINATION.

In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 7.2, Section 7.3 and Section 8 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability or damages for any willful breach of any provision contained in this Agreement.

7.3          EXPENSES; TERMINATION FEES.

(a)           Expenses.  Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, that the Company and Parent shall share equally all filing fees incurred in connection with SEC and HSR filings hereunder (whether or not the Merger is consummated).

(b)           Termination Fee.

(i)            If (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(i) or (ii) and (1) after the date of this Agreement and prior to or at the time of such termination a Company Acquisition Proposal shall have been publicly announced and not unconditionally and irrevocably withdrawn prior to ten (10) business days prior to the date for the Company’s Stockholder Meeting; and (2) within twelve (12) months of such termination pursuant to Section 7.1(b)(i) or (ii) the Company either enters into a definitive agreement for or consummates a Company Acquisition Transaction with any Person or (B) this Agreement is terminated by Parent pursuant to Section 7.1(d) then, in each case, the Company shall pay to Parent, in immediately available funds a nonrefundable fee in the amount of $15,000,000 (the “Termination Fee”). Any Termination Fee payable by the Company to Parent pursuant to Section 7.3(b)(i)(A) shall be paid to Parent by the Company at or prior to the earlier of the execution of the agreement providing for the applicable Company Acquisition Transaction or consummation of the applicable Company Acquisition Transaction, as the case may be.  Any Termination Fee payable by the Company to Parent pursuant to Section 7.3(b)(i)(B) shall be paid to Parent by the Company within one (1) business day after such termination by Parent. For purposes of this Section 7.3(b)(i) all references to “15%” in the definition of a Company Acquisition Transaction shall be deemed to be “30%”.

(ii)           If (A) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) or (iii) and (1) after the date of this Agreement and prior to or at the time of such termination a Parent Acquisition Proposal shall have been publicly announced and not unconditionally and irrevocably withdrawn prior to ten (10) business days prior to the date for the Parent’s Stockholder Meeting; and (2) within twelve (12) months of such termination pursuant to Section 7.1(b)(i) or (iii) Parent either enters into a definitive agreement for or consummates a Parent Acquisition Transaction with any Person, or (B) this Agreement is terminated by the Company pursuant to Section 7.1(e), then, in each case, Parent shall pay to the Company, in immediately available funds, the Termination Fee. Any Termination Fee payable by  Parent to the Company pursuant to Section 7.3(b)(ii)(A) shall be paid by Parent to the Company at or prior to the earlier of the execution of the agreement providing for the applicable Parent Acquisition Transaction or consummation of the applicable Parent Acquisition

Transaction, as the case may be.  Any Termination Fee payable by Parent to the Company pursuant to Section 7.3(b)(ii)(B) shall be paid by Parent to the Company within one (1) business day after the date of the notice of termination.  For purposes of this Section 7.3(b)(ii), all references to “10%” such termination by the Company. For purposes of this Section 7.3(b)(ii), all references to “15%” in the definition of a Parent Acquisition Transaction shall be deemed to be “30%”.

(c)           Company and Parent Acknowledgement

Each of Parent and the Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, it would not enter into this Agreement.  Accordingly, if either party fails to pay the Termination Fee or other amounts due under Section 7.3 in a timely manner and if a party makes a claim against the other party in order to obtain payment of such amounts and the claim results in a judgment against such for the amounts due under this Section 7.3, the non-prevailing party shall pay to the prevailing party its actual, documented, reasonable out-of-pocket costs and expenses incurred by the prevailing party (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due from and including the date on which such payment was to be made in accordance with Section 7.3 but excluding the date of payment thereof, at the prime rate published by The Wall Street Journal, as that rate may vary from time to time, or if no longer published, a comparable rate.  Payment of the fees and expenses described in this Section 7.3 shall not be in lieu of damages incurred in the event of a willful breach of this Agreement.

SECTION 8.         MISCELLANEOUS PROVISIONS

8.1          AMENDMENT.

This Agreement may be amended with the approval of the respective Boards of Directors of the Company and Parent at any time (whether before or after any required approvals by the stockholders of the Company or Parent); provided, however, that after any such required stockholder approval has been obtained, no amendment shall be made which by law requires further approval of the stockholders of either the Company or Parent without the further approval of such stockholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2          WAIVER.

(a)           No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)           No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.3          NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which by their terms survive the Effective Time.  This Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

8.4                               ENTIRE AGREEMENT; COUNTERPARTS.

This Agreement (and the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto and all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

8.5          APPLICABLE LAW; JURISDICTION.

This Agreement shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of laws thereof.  In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement:  (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of courts in the State of Delaware; (b) each of the parties irrevocably waives the right to trial by jury; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.8.

8.6          ATTORNEYS’ FEES.

In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.7          ASSIGNABILITY; THIRD PARTY BENEFICIARIES.

This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company’s rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect; provided, further, however, that, except for assignments by Merger Sub to a wholly owned Subsidiary of Parent, neither this Agreement nor any of Parent’s or Merger Sub’s rights hereunder may be assigned by Parent or Merger Sub without the prior written consent of the Company, and any attempted assignment of this Agreement or any of such rights by Parent or Merger Sub without such consent shall be void and of no effect.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for rights, benefits and remedies granted to the Indemnified Persons under Section 5.5.

8.8          NOTICES.

Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized overnight courier service. All notices hereunder shall be delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent or Merger Sub:

SafeNet, Inc.

8029 Corporate Drive

Baltimore, MD 21236

(410) 931-2229

Attention: Chairman and Chief Executive Officer

with a copy to (which copy shall not constitute notice hereunder):

Venable LLP

8010 Towers Crescent Drive

Vienna, Virginia  22182

Facsimile No. (703) 821-8949

Attention: Elizabeth R. Hughes, Esq.

If to the Company:

Rainbow Technologies, Inc.

50 Technology Drive

Irvine, California 92618

Facsimile No. (949) 753-9507

Attention: President and Chief Executive Officer

with a copy to (which copy shall not constitute notice hereunder):

Wilson Sonsini Goodrich & Rosati, Professional Corporation

One Market

Spear Tower, Suite 3300

San Francisco, California 94105-1126

Facsimile No. (415) 947-2099

Attention: Steve L. Camahort, Esq.

8.9          SEVERABILITY.

If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to confirm to applicable Legal Requirements so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement.  Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

8.10        SPECIFIC PERFORMANCE.

The parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  The parties agree that, in the event of any breach by the other party of any covenant or obligation contained in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach.  The parties further agree that neither any party to this Agreement nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.10, and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

8.11        CONSTRUCTION.

(a)           For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)           The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)           As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)           Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SAFENET, INC.

By:	/s/ Anthony A. Caputo
Name: Anthony A. Caputo
Title: Chief Executive Officer

RAVENS ACQUISITION CORP.

By:	/s/ Anthony A. Caputo
Name: Anthony A. Caputo
Title: Chief Executive Officer

RAINBOW TECHNOLOGIES, INC.

By:	/s/ Walter Straub
Name: Walter Straub
Title: President and CEO

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Acquired Corporation Contract” shall mean any Contract: (a) currently in force to which any of the Acquired Corporations is a party or (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is bound or has any continuing obligations or rights.

“Acquired Corporations” is defined in Section 2.1 to this Agreement.

“Acquired Corporation Proprietary Asset” shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

“Agreement” is defined in the Preamble to this Agreement.

“Certificate of Merger” is defined in Section 1.3 to this Agreement.

“Claim” means any and all claims, demands, actions, causes of action, suits, proceedings and administrative proceedings.

“Closing” is defined in Section 1.3 to this Agreement.

“Closing Date” is defined in Section 1.3 to this Agreement.

“Code” is defined in the Recitals to this Agreement.

“Company” is defined in the Preamble to this Agreement.

“Company Acquisition Proposal” shall mean any bona fide offer, proposal or indication of interest received from a third party (other than an offer, inquiry, proposal or indication of interest by Parent) relating to any Company Acquisition Transaction.

“Company Acquisition Transaction” shall mean any transaction or series of transactions involving:

(a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which (i) a Person or “Group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons (other than any Acquired Corporation) directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporation, or (ii) any of the Acquired Corporations issues securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations (to any Person other than an Acquired Corporation).

(b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the Acquired Corporations; or

(c) any liquidation or dissolution of any of the Acquired Corporations.

“Company Balance Sheet” is defined in Section 2.4(d) to this Agreement.

“Company Balance Sheet Date” is defined in Section 2.4(d) to this Agreement.

“Company Common Stock” shall mean the Common Stock, $.001 par value, of the Company.

“Company Designee” is defined in Section 5.6(b) to this Agreement.

“Company Disclosure Schedule” is defined in Section 2 to this Agreement.

“Company Employee Plans” is defined in Section 2.12(a) to this Agreement.

“Company ERISA Affiliate” is defined in Section 2.12(a) to this Agreement.

“Company Financial Statements” is defined in Section 2.4(d) to this Agreement.

“Company Material Contract” is defined in Section 2.7(a) to this Agreement.

“Company Options” is defined in Section 2.3(b) to this Agreement.

“Company Organization Documents” is defined in Section 2.1 to this Agreement.

“Company Preferred Stock” shall mean the Preferred Stock, $.001 par value, of the Company..

“Company Proxy Statement” is defined in Section 5.1 to this Agreement.

“Company Recommendation” is defined in the Recitals of this Agreement.

“Company Rights Agreements” is defined in Section 2.3(c) to this Agreement.

“Company SEC Documents” is defined in Section 2.4(a) to this Agreement.

“Company Stock Certificate” is defined in Section 1.6 to this Agreement.

“Company Stockholders” is defined in the Recitals to this Agreement.

“Company Stockholders’ Meeting” is defined in Section 5.2(a) to this Agreement.

“Company Stock Option Plans” shall mean the stock option plans of the Company listed in Section 2.3(b), any other plans or arrangements under which Company Options are issued and all stock option agreements evidencing stock option grants under the foregoing.

“Company Stock Rights” is defined in Section 2.3(c) to this Agreement.

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“Company Superior Offer” shall mean a Company Acquisition Proposal on terms that the Board of Directors of the Company determines, in good faith, based upon consultations with its outside legal counsel and its financial advisor, that if consummated, is more favorable to the Company’s stockholders from a financial point of view than the Merger and the transactions contemplated by this Agreement and is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the Person making the offer and would, if consummated, be in the best interests of the stockholders of the Company; provided, however, that any such “Company Acquisition Proposal” shall not be deemed to be a “Company Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed.

“Company Tax Returns” is defined in Section 2.11(d) to this Agreement.

A “Company Triggering Event” shall be deemed to have occurred if: (i) the Board of Directors of the Company shall have failed to make the Company Recommendation or shall have withdrawn or modified in a manner adverse to Parent or Merger Sub the Company Recommendation, including by issuing a public announcement or other public release that makes it readily apparent that the Board of Directors of the Company desires to withdraw, modify or amend the Company Recommendation (other than any filing with the SEC or dissemination of information that the Company has been advised by its counsel is required to comply with Section 5.1 of this Agreement so long as such filing or dissemination includes a reaffirmation of the Company Recommendation); (ii) the Company shall have failed to include the Company Recommendation in the Registration Statement or the Company Proxy Statement; (iii) the Board of Directors of the Company shall have approved, endorsed or recommended any Company Acquisition Proposal or shall have resolved or announced an intention to do so; (iv) a tender or exchange offer relating to securities of the Company shall have been commenced and (A) the Company shall have recommended such tender offer, or (B) the Company shall not have sent to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer (it being understood that taking no position or indicating its inability to take a position does not constitute recommending a rejection of such tender or exchange offer), or (C) the Board of Directors of the Company fails to reaffirm in writing the Company Recommendation within ten (10) business days after Parent requests in writing that such Company Recommendation be reaffirmed, (v) a Company Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Company Acquisition Proposal within ten (10) business days after such Company Acquisition Proposal is publicly announced, or (B) the Board of Directors of the Company fails to reaffirm in writing the Company Recommendation within ten (10) business days after Parent requests in writing that such Company Recommendation be reaffirmed or (vi) the Company willfully breaches its obligations under Section 4.3 of this Agreement; provided, however, that the sending of notice by the Company to Parent pursuant to Section 7.1(g) shall not in any case be deemed to be a Company Triggering Event.

“Company Voting Agreements” is defined in the Recitals to this Agreement.

“Confidentiality Agreement” is defined in Section 4.1 to this Agreement.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

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“Contract” shall mean any legally binding written or oral agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature.

“DGCL” is defined in the Recitals to this Agreement.

“Effective Time” is defined in Section 1.3 to this Agreement.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right or community property interest (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset); provided that the term Encumbrance shall not be deemed to include (a) liens for current Taxes or income Taxes not yet due and payable or that are being contested in good faith, in each case, and for which adequate reserves have been recorded, (b) liens for assessments or other governmental charges or liens of landlords, carriers, warehousemen, mechanics or materialmen securing obligations incurred in the ordinary course of business consistent with prior practice that are not yet due and payable or due but not delinquent or being contested in good faith, (c) liens incurred in the ordinary course of business consistent with prior practice in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (d) purchase money or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business consistent with prior practice in an amount not to exceed $150,000 in the aggregate.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” is defined in Section 2.13(b)(i) to this Agreement.

“ERISA” is defined in Section 2.12(a) to this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Exchange Agent” is defined in Section 1.7(a) to this Agreement.

“Exchange Fund” is defined in Section 1.7(a) to this Agreement.

“Exchange Ratio” is defined in Section 1.5(a) of this Agreement.

“Excluded Shares” shall mean any shares of Company Common Stock held as of the Effective Time (a) by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub, (b) by any Subsidiary. or (c) by the Company as treasury shares.

“GAAP” is defined in Section 2.4(d) to this Agreement.

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“Government Contract” shall mean any prime contract, subcontract, letter contract, purchase order or delivery order, task order, or other agreement of any kind executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit or body and any court or other tribunal); or (d) the National Association of Securities Dealers, Inc. (including the rules and regulations of the Nasdaq National Market).

“Hazardous Materials” is defined in Section 2.13(b)(ii) to this Agreement.

“HSR” is defined in Section 2.17 to this Agreement.

“Indemnified Persons” is defined in Section 5.5(a) to this Agreement.

“Insured Party” is defined in Section 5.5(b) to this Agreement.

“knowledge” with respect to any party hereto shall mean the actual knowledge of such party’s executive officers.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NYSE, NASD or Nasdaq), including, without limitation, any Environmental Law.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on, or shall be deemed to be “material” to, the Acquired Corporations, taken as a whole, if such event, violation, inaccuracy, circumstance or other matter had or could reasonably be expected to have a material adverse effect on (i) the business, condition, net assets, operations or

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financial performance of the Acquired Corporations taken as a whole, or (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date; provided, however, that no one or more of the following shall be deemed to constitute, in and of itself, or be taken into account in determining, the occurrence of a Material Adverse Effect: (A) any effect arising from or relating to general economic conditions, (B) any effect relating to, affecting, or with respect to, conditions affecting the industries as a whole in which the Acquired Corporations have material operations, (C) any effect arising from the transactions contemplated by this Agreement or the public announcement thereof, (D) any decline in trading prices in financial markets generally or in the trading price of shares of Company Common Stock, or (E) the failure of the Company to meet earnings expectations published in analysts reports.  An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on, or shall be deemed to be “material” to, the SafeNet Corporations, taken as a whole, if such event, violation, inaccuracy, circumstance or other matter had or could reasonably be expect to have a material adverse effect on (i) the business, condition, net assets, operations or financial performance of the SafeNet Corporations taken as a whole, or (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date; provided, however, that no one or more of the following shall be deemed to constitute, in and of itself, or be taken into account in determining, the occurrence of a Material Adverse Effect: (A) any effect arising from or relating to general economic conditions, (B) any effect relating to, affecting, or with respect to, conditions affecting the industries as a whole in which the SafeNet Corporations have material operations, (C) any effect arising from the transactions contemplated by this Agreement or the public announcement thereof, (D) any decline in trading prices in financial markets generally or in the trading price of shares of Parent Common Stock, or (E) the failure of Parent to meet earnings expectations published in analysts reports.

“Merger” is defined in the Recitals to this Agreement.

“Merger Consideration” is defined in Section 1.5(a) to this Agreement.

“Merger Sub” is defined in the Preamble to this Agreement.

“Multiemployer Plan” is defined in Section 2.12(b) to this Agreement.

“Multiple Employer Welfare Arrangement” is defined in Section 2.12(b) to this Agreement.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Nasdaq” shall mean the National Association of Securities Dealers automated quotation system.

“Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Legal Proceeding.

“Parent” is defined in the Preamble to this Agreement.

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“Parent Acquisition Proposal” shall mean any bona fide offer, proposal or indication of interest received from a third party (other than an offer, inquiry, proposal or indication of interest by the Company) relating to any Parent Acquisition Transaction.

“Parent Acquisition Transaction” shall mean any transaction or series of transactions involving:

(a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which (i) a Person or “Group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons (other than any SafeNet Corporation) directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the SafeNet Corporations, or (ii) any of the SafeNet Corporations issues securities representing more than 15% of the outstanding securities of any class of voting securities of any of the SafeNet Corporations (to any Person other than a SafeNet Corporation);

(b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the SafeNet Corporations; or

(c) any liquidation or dissolution of any of the Acquired Corporations.

“Parent Balance Sheet” is defined in Section 3.4(d) to this Agreement.

“Parent Balance Sheet Date” is defined in Section 3.4(d) to this Agreement.

“Parent Common Stock” shall mean the Common Stock, $0.01 par value per share, of Parent.

“Parent Disclosure Schedule” is defined in Section 3 to this Agreement.

“Parent Employee Plans” is defined in Section 3.12(a) to this Agreement.

“Parent ERISA Affiliate” is defined in Section 3.12(a) to this Agreement.

“Parent ESPP” is defined in Section 3.3(b) to this Agreement.

“Parent Financial Statements” is defined in Section 3.4(d) to this Agreement.

“Parent Material Contract” is defined in Section 3.7(a) to this Agreement.

“Parent Options” is defined in Section 3.3(b) to this Agreement.

“Parent Organization Documents” is defined in Section 3.1 to this Agreement.

“Parent Preferred Stock” shall mean the Preferred Stock, $.01 par value, of Parent.

“Parent Proxy Statement” is defined in Section 5.1 to this Agreement.

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“Parent Recommendation” is defined in the Recitals to this Agreement.

“Parent Rights Agreements” is defined in Section 3.3(c) to this Agreement.

“Parent SEC Documents” is defined in Section 3.4(a) to this Agreement.

“Parent Stockholders” is defined in the Recitals to this Agreement.

“Parent Stockholders’ Meeting” is defined in Section 5.2(e) to this Agreement.

“Parent Stock Option Plans” shall mean the stock option plans of Parent listed in Section 3.3(b), any other plans or arrangements under which Parent Options are issued and all stock option agreements evidencing stock option grants under the foregoing.

“Parent Stock Rights” is defined in Section 3.3(c) to this Agreement.

“Parent Superior Offer” shall mean a Parent Acquisition Proposal on terms that the Board of Directors of Parent determines, in good faith, based upon consultations with its outside legal counsel and its financial advisor, that if consummated, is more favorable to Parent’s stockholders from a financial point of view than the Merger and the transactions contemplated by this Agreement and is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the Person making the offer and would, if consummated, be in the best interests of the stockholders of Parent; provided, however, that any such “Parent Acquisition Proposal” shall not be deemed to be a “Parent Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed.

“Parent Tax Return” is defined in Section 3.11(d) to this Agreement.

A “Parent Triggering Event” shall be deemed to have occurred if: (i) the Board of Directors of Parent shall have failed to make the Parent Recommendation or shall have withdrawn or modified in a manner adverse to the Company the Parent Recommendation, including by issuing a public announcement or other public release that makes it readily apparent that the Board of Directors of the Company desires to withdraw, modify or amend the Company Recommendation (other than any filing with the SEC or dissemination of information that Parent has been advised by its counsel is required to comply with Section 5.1 of this Agreement so long as such filing or dissemination includes a reaffirmation of the Parent Recommendation); (ii) Parent shall have failed to include the Parent Recommendation in the Registration Statement or the Parent Proxy Statement; (iii) the Board of Directors of Parent shall have approved, endorsed or recommended any Parent Acquisition Proposal or shall have resolved or announced an intention to do so; (iv) a tender or exchange offer relating to securities of Parent shall have been commenced and (A) Parent shall have recommended such tender offer, or (B) Parent shall not have sent to its security holders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer (it being understood that taking no position or indicating its inability to take a position does not constitute recommending a rejection of such tender or exchange offer), or (C) the Board of Directors of Parent fails to reaffirm in writing the Parent Recommendation within ten (10) business days after the Company requests in writing that such Parent Recommendation be reaffirmed, (v) a Parent Acquisition Proposal is publicly announced, and Parent (A) fails to issue a press release announcing its opposition to such Parent Acquisition Proposal within ten (10) business days after

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such Parent Acquisition Proposal is publicly announced, or (B) the Board of Directors of Parent fails to reaffirm in writing the Parent Recommendation within ten (10) business days after the Company requests in writing that such Parent Recommendation be reaffirmed, or (vi) Parent willfully breaches its obligations under Section 4.4 of this Agreement; provided, however, that the sending of notice by Parent to the Company pursuant to Section 7.1(f) shall not in any case be deemed to be a Parent Triggering Event.

“Parent Voting Agreements” is defined in the Recitals to this Agreement.

“Permitted Company Acquisition” shall mean the Company’s acquisition or agreement to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of any, other Person where such acquisition is (i) in connection with the Company’s active program to expand its international distribution and technology rights for its Sentinel business and (ii) the aggregate purchase price for any single such acquisition does not exceed $500,000 and the aggregate purchase price for all such acquisitions does not exceed $1,500,000.

“Permitted Parent Acquisition” shall mean Parent’s acquisition or agreement to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, any other Person in one or more acquisitions where the aggregate purchase price of all such acquisitions does not exceed $35,000,000.  For purposes of this definition, any acquisition set forth on Schedule 4.2(d)(vii) of the Parent Disclosure Schedule shall not be taken into account in determining if the $35,000,000 threshold has been reached.

“Person” shall mean any individual, Entity or Governmental Body.

“Pre-Closing Period” is defined in Section 4.1 to this Agreement.

“Proprietary Asset” shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), database rights, design rights, moral rights, domain name, assumed and fictitious name registrations, copyright application, copyright registration, mask work right, mask work right application, trade secret, or any other intellectual or industrial or intangible property right, know-how, customer lists, computer software, source code, algorithm, invention, engineering drawing, and technology; and (b) right to use or exploit any of the foregoing.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors, consultants and representatives.

“Registration Statement” is defined in Section 5.1 of this Agreement.

“SafeNet Corporation Contract” shall mean any Contract: (a) to which any of the SafeNet Corporations is a party; (b) by which any of the SafeNet Corporations or any asset of any of the SafeNet Corporations is or may become bound or under which any of the SafeNet Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

“SafeNet Corporation Proprietary Asset” shall mean any Proprietary Asset owned by or licensed to any of the SafeNet Corporations or otherwise used by any of the SafeNet Corporations.

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“SafeNet Corporations” is defined in Section 3.1 to this Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended and the regulations promulgated thereunder.

“Shares” is defined in Section 1.6 of this Agreement.

An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Surviving Corporation” is defined in Section 1.1 to this Agreement.

“Takeover Laws” means any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” or “Business Combination Statute or Regulation” or other similar state antitakeover laws and regulations.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Termination Date” is defined in Section 7.1(b) to this Agreement.

“Termination Fee” is defined in Section 7.3(b)(i) to this Agreement.

“U.S. Government” shall mean the federal government of the United States of America and any of its branches and instrumentalities, including its departments, agencies, bureaus, commissions, boards, courts, corporations, offices, and other entities, and any divisions or units thereof.

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